Exhibit 2.3

INDENTURE

DATED October 9, 2007

BETWEEN

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A.,

AS ISSUER

AND

THE BANK OF NEW YORK,

AS TRUSTEE, CO-REGISTRAR AND PAYING AGENT

AND

BANCO SANTANDER RÍO S.A.

AS REGISTRAR, TRANSFER AND PAYING AGENT IN ARGENTINA AND
REPRESENTATIVE OF THE TRUSTEE IN ARGENTINA

U.S. $220,000,000 10.5% Notes due October 9, 2017

i

(continued)

(continued)

(continued)

Exhibit

EXHIBIT A	Exhibit A-1
EXHIBIT B	Exhibit B-1

Annex

ANNEX A	Annex A-1
ANNEX B	Annex B-1
ANNEX C	Annex C-1

Note: This table of contents shall not, for any purpose, be deemed to be part of this Indenture

v

THIS INDENTURE, dated as of October 9, 2007.

BETWEEN:

(1)
EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A., a sociedad anónima organized under the laws of the Republic of Argentina (the Company), having its legal domicile at Azopardo 1025, City of Buenos Aires, Argentina;

(2)	THE BANK OF NEW YORK, a New York banking corporation incorporated under the laws of New York, as trustee (the Trustee), paying agent (the Paying Agent) and co-registrar (the Co-Registrar); and

(3)
BANCO SANTANDER RÍO S.A., an Argentine financial institution, incorporated as a sociedad anónima organized under the laws of the Republic of Argentina (Banco Santander Río), as registrar (the Registrar), transfer agent (the Transfer Agent) and paying agent in Argentina (the Paying Agent in Argentina) and representative of the Trustee in Argentina.

RECITALS OF THE COMPANY:

(A)
WHEREAS, the creation of the Program (as defined below) was pursuant to resolutions adopted on August 5, 1994 at an extraordinary meeting of the Company’s shareholders, which were ratified by resolutions adopted on September 23, 1996 at an ordinary meeting of the Company’s shareholders; the CNV approved the creation of the Program by Resolution No. 130 dated November 5, 1996 for an aggregate principal amount of up to U.S. $300,000,000, and the Company created a Global Medium Term Note Program (the Program) for the issuance of obligaciones negociables (negotiable obligations) in an aggregate principal amount of up to U.S. $300,000,000 (or its equivalent in other currencies); WHEREAS, the maximum amount of the Program was increased to U.S. $600,000,000 (or its equivalent in other currencies) by resolutions adopted on September 15, 1997 at an extraordinary meeting of the Company’s shareholders, which was approved by the CNV by Certificate 193 on February 27, 1998; WHEREAS, as the initial term of the Program expired on November 5, 2001, the Company’s shareholders approved a five-year extension of its term to November 5, 2006 by resolutions adopted on June 7, 2001 at an extraordinary meeting of the Company’s shareholders, which was approved by the CNV by Resolution No. 286 dated September 4, 2001; WHEREAS, On February 23, 2006, the Company’s shareholders approved an additional five-year extension of the Program to March 23, 2011, which was approved by the CNV by Resolution No. 15,359 dated March 23, 2006;

(B)
WHEREAS, pursuant to the Program the Company has duly authorized the execution and delivery of the 10.5% Notes due 2017 in an aggregate principal amount of U.S. $220,000,000 (the Notes) and this Indenture;

(C)
WHEREAS, all things necessary to make the Notes, when duly issued and executed by the Company and authenticated by the Trustee and duly delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done;

(D)
WHEREAS, the Notes will initially be represented by global certificates in fully registered form and the Company has obtained the authorization of the CNV (as defined herein) for the public offer of such Notes in Argentina and has obtained or will obtain the authorization for their listing on the Buenos Aires Stock Exchange, admission for trading on the Mercado Abierto Electrónico S.A., listing on the Luxembourg Stock Exchange and admission for trading on the Euro MTF market of the Luxembourg Stock Exchange;

(E)
WHEREAS, (i) the purpose of EDENOR S.A. is to provide electric power distribution and commercial services within the Northern area of the City Buenos Aires and certain departments in the province of Buenos Aires, under the terms of the Concession Agreement governing this public utility, as well as advisory services and other activities and businesses related to the distribution and sale of electric power and (ii) the Company was incorporated as a sociedad anónima under the laws of Argentina on July 21, 1992 and registered with the Public Registry of Commerce on August 3, 1992, under No. 7041, Book 111, Volume A of “Sociedades Anónimas,” is domiciled in Argentina, has a term of duration of 95 years and its registered offices are located at Azopardo 1025, City of Buenos Aires, Argentina C1107ADQ, and

(F)	WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the exchange of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

Act, when used with respect to any Holder, has the meaning specified in Section 1.5 (Acts of Holders; Record Dates).

Additional Amounts has the meaning specified in Section 9.17 (Payment of Additional Amounts).

Additional Notes has the meaning specified in Section 2.2 (Further Issues).

Affiliate means, with respect to any Person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership of share capital, by contract, by the power to appoint or remove a majority of the members of the governing body of that Person or otherwise; provided that, for the purposes of Section 9.4 (Limitation on Transactions with Shareholders and Affiliates) only, the direct or indirect ownership of ten percent (10%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and “controlling” and “controlled” have corresponding meanings.

AFIP means the Argentine federal tax authority (Administración Federal de Ingresos Públicos).

Applicable Interest Rate means has the meaning specified in Section 3.1 (Title and Terms).

Applicable Procedures means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of any Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

Argentine GAAP means generally accepted accounting principles in Argentina consistently applied as adopted by the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires (Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires) and in accordance with the accounting regulations adopted by the CNV.

Argentine Government means the government of the Republic of Argentina or any agency or instrumentality thereof or any company controlled by the Argentine Government.

Argentine Government Obligations means obligations issued or directly and fully guaranteed or insured by the Republic of Argentina or by any agent or instrumentality thereof; provided that the full faith and credit of the Republic of Argentina is pledged in support thereof.

Argentine Taxes has the meaning specified in Section 10.4 (Redemption for Taxation Reasons).

Argentine Tax Jurisdiction has the meaning specified in Section 10.4 (Redemption for Taxation Reasons).

Asset Sale means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including, without limitation, by means of a Sale and Leaseback Transaction or of a merger, consolidation or similar transaction or distribution of assets (other than Cash or Cash Equivalents or shares in the Company or any Restricted Subsidiary), to any Person (each of the above referred to as a disposition), provided that the following are not included in the definition of “Asset Sale”:

(a)
the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) Cash and Cash Equivalents or Permitted Investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, (iv) assets that are exchanged for or otherwise replaced in accordance with industry practice by comparable or superior assets within a reasonable time or (v) rights granted to others pursuant to leases or licenses;

(b)	the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof of overdue and unpaid accounts receivable;

(c)	dispositions of Receivables and Related Assets in connection with a Permitted Receivables Financing;

(d)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(e)	a transaction permitted by Section 9.16 (Limitations on Mergers, Consolidations, Sales and Conveyances);

(f)	any Restricted Payment permitted under Section 9.5 (Limitation on Restricted Payments) or any Permitted Investments; or

(g)	dispositions of assets in any fiscal year with a fair market value in the aggregate not to exceed U.S. $5 million (or its equivalent in other currencies).

Board of Directors means the board of directors of the Company or any committee of the Board of Directors authorized to act on its behalf.

Board Resolution means a copy of a resolution ratified by an officer of the Company, or by a notary public duly adopted by the Board of Directors and in full force and effect on the date of such ratification, and delivered to the Trustee.

Buenos Aires Stock Exchange or BASE means the Bolsa de Comercio de Buenos Aires.

Business Day means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in the city of Buenos Aires.

CAMMESA means CAMME S.A. (Compañia Administradora del Mercado Mayorista Eléctrico S.A.).

Capital Stock means capital stock or other equity participation, including partnership interests, or warrants, options or other rights to acquire capital stock or other equity participations, but excluding any debt security that is convertible into, or exchangeable for, capital stock or other such equity participations.

Cash and Cash Equivalents means:

(a)
any official currencies received or acquired in the ordinary course of business including, without limitation, Pesos, Euro, Dollars or any other currency of countries in which the Company or its Subsidiaries has material operations;

(b)
U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations, or securities issued directly and fully guaranteed or insured by any member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of such member is pledged in support of those securities) or other sovereign debt obligations (other than those of Argentina) rated “A” or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act, in each case with maturities not exceeding one year from the date of acquisition;

(c)
Argentine Government Obligations (including those of the Central Bank), or quasi-currencies, bonds and other obligations issued, guaranteed or insured by any province or municipality of Argentina, or certificates representing an ownership interest in any of the foregoing with maturities not exceeding one year from the date of acquisition and which obligations can be applied in payment of taxes or other obligations under Argentine Laws;

(d)
(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptance with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Argentina or any state thereof and that are eligible to receive and hold deposits of Argentine pension and/or retirement funds (administradoras de fondos de jubilaciones y pensiones);

(e)
(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, or under the laws of any country in which the Company has operations in each case whose head office’s senior short term debt is rated Investment Grade by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act;

(f)
repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (e) above;

(g)
commercial paper rated Investment Grade by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition;

(h)	money market funds at least 95% of the assets of which consist of investments of the type described in clauses (a) through (g) above;

(i)	corporate obligations that are eligible to be purchased and/or held for investment by Argentine pension and/or retirement funds (administradoras de fondos de jubilaciones y pensiones); and

(j)	substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Company or its Subsidiaries conducts business.

Central Bank means the Banco Central de la República Argentina, the Argentine Central Bank.

Certificated Notes Legend means the following legend to be placed upon a Certificated Note:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

Change of Control means the occurrence of an event which causes any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Electricidad Argentina S.A. (EASA), to become a direct holder or owner of (x) more than fifty percent (50%) of the ordinary shares of the Company or (y) a number of ordinary shares of the Company that affords such person or group the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the Board of Directors; provided, however, that, notwithstanding the above, should the Argentine Government acquire more than 50% of the outstanding shares of the Company (directly or indirectly), such acquisition shall constitute a Change of Control.

Change of Control Offer has the meaning specified in Section 10.3 (Repurchase at the Option of Holders Upon a Change of Control).

Change of Control Payment has the meaning specified in Section 10.3 (Repurchase at the Option of Holders Upon a Change of Control).

Change of Control Payment Date has the meaning specified in Section 10.3 (Repurchase at the Option of Holders Upon a Change of Control).

Clearstream means Clearstream Banking, société anonyme, Luxembourg and its successors.

CNV means Comisión Nacional de Valores (the Argentine National Securities Commission).

Commodity Agreement means any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities or raw materials used by the Company (other than energy).

Company means the Person named as the Company in the first paragraph of this instrument at Empresa Distribuidora y Comercializadora Norte S.A., Azopardo 1025, Ciudad de Buenos Aires, C1107ADQ, Buenos Aires, Argentina, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Company shall mean such successor Person.

Company Request or Company Order means a written request or order signed on behalf of the Company by an Officer of the Company and delivered to the Trustee.

Concession Agreement means the concession agreement dated August 5, 1992 between the Republic of Argentina, represented by the Argentine Secretary of Energy (Secretaría de Energía) and the Company, which grants the Company the exclusive right to distribute electricity to all users within the Company’s designated service area for a period of 95 years.

Consolidated Total Indebtedness means, at any date, the sum of (i) the aggregate principal amount outstanding of the Company and its Restricted Subsidiaries’ Peso-denominated Indebtedness on a consolidated basis, as of the most recent fiscal quarter for which financial statements are available, plus (ii) the Peso Average of the aggregate principal amount outstanding of the Company and its Restricted Subsidiaries’ non Peso-denominated Indebtedness, on a consolidated basis, as of the most recent fiscal quarter for which financial statements are available, plus, if applicable, (iii) the amount of any Peso-denominated Indebtedness and the Peso equivalent (at the Prevailing Exchange Rate as of the date of determination) of any outstanding non-Peso denominated Indebtedness that was Incurred after the date of the most recent fiscal quarter for which financial statements are available, minus (iv) the amount of any Peso-denominated Indebtedness and the Peso-equivalent (at the Prevailing Exchange Rate) of any non-Peso Indebtedness that was paid in full after the date of the most recent fiscal quarter for which financial statements are available.

Corporate Trust Office means the office of the Trustee at The Bank of New York, Corporate Trust Department—Global Finance Unit, 101 Barclay Street, Floor 4 East, New York, New York 10286, United States of America at which at any particular time its corporate trust business shall be principally administered.

CSSF means the Commission de surveillance du secteur financier of Luxembourg, as from time to time constituted.

Default means any event that, with giving of any notice, the passage of time, or both, would be an Event of Default.

Defaulted Interest has the meaning specified in Section 3.6 (Payment of Interest; Interest Rights Preserved).

Depositaries shall mean DTC, Euroclear and Clearstream their respective nominees and the successors of any of the foregoing; Depositary will refer to DTC, Euroclear or Clearstream, as the case may be.

Disqualified Stock means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, carries the right to any mandatory dividend or distribution payment (other than a right that is expressly subject to compliance by the Company with its obligations under this Indenture), matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the relevant note.

Dollars, U.S. Dollars and the signs $ or U.S. $ mean the lawful currency of the United States.

DTC means The Depository Trust Company, a New York Corporation.

EBITDA means, for any period, the consolidated operating income (loss) for the Company and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in determining such consolidated operating income (loss), the sum of (a) consolidated amortization of intangible assets for such period, (b) consolidated depreciation of fixed assets for such period, (c) consolidated amortization of other non-current assets for such period and (d) any other non-cash charges that were deducted in computing consolidated operating income (loss) (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period). EBITDA is calculated based on the consolidated financial statements of the Company and its Restricted Subsidiaries as of the end of such period, prepared in accordance with Argentine GAAP.

ENRE means the Ente Nacional Regulador de la Electricidad (the Argentine Electricity Regulator).

Equity Interests means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

Euro, euro and the sign € mean the single lawful currency of member states of the European Union as constituted by the treaty establishing the European Community, being the Treaty of Rome, as amended from time to time.

Euroclear means Euroclear Bank S.A./N.V., as operator of the Euroclear system and its successors.

Event of Default has the meaning specified in Section 5.1 (Events of Default).

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.

Global Note means a Note that is registered in the Note Register in the name of one or more Depositaries.

Global Notes Legend means the following legend to be placed upon a Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Guarantee means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business or guarantees of performance that do not include any contingent payment obligation. The term “Guarantee” used as a verb has a corresponding meaning.

Hedging Contract means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates, in each case entered into in the ordinary course of business and not for speculative purposes.

Holder means a Person in whose name a Note is registered in the Note Register.

Incur means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise) assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to Argentine GAAP or the regulations of the CNV, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that (i) a change in Argentine GAAP or in the regulations of the CNV that results in an obligation of such Person that exists at such time being reclassified as Indebtedness shall not be deemed an Incurrence of such Indebtedness, (ii) with respect to Peso-denominated Indebtedness, an increase, whether periodically or otherwise, in the nominal principal amount of such Indebtedness as a result of and in proportion to the devaluation of the Peso against the U.S. Dollar or the rate of inflation in Argentina shall not be deemed an Incurrence of such Indebtedness and (iii) with respect to Indebtedness previously Incurred, a change in the U.S. Dollar equivalent of such Indebtedness shall not be deemed an Incurrence of such Indebtedness.

Indebtedness means, with respect to any Person, without duplication:

(a)	all obligations of such Person for borrowed money;

(b)	all obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

(c)	all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

(d)
all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables;

(e)	all obligations of such Person under Hedging Contracts;

(f)	Disqualified Stock of such Person;

(g)	all Indebtedness of others secured by any Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h)	all obligations of such Person under any receivables financing, including any Permitted Receivables Financing; and

(i)	all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed.

The amount of Indebtedness of any Person will be deemed to be:

(a)
with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached or (y) the amount of such Indebtedness;

(b)	with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(c)	with respect to any Hedging Contract, the net amount payable if such Hedging Contract terminated at that time due to default by such Person;

(d)
with respect to any sale of Receivables and Related Assets, the amount of the unrecovered capital or principal investment of the purchase excluding amounts representative of yield or interest earned on such investment; and

(e)	otherwise, the outstanding principal amount thereof.

The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

Indenture means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.

Insolvency Law means any law (together with the rules and regulations made pursuant thereto) of any jurisdiction (including any political subdivision thereof) relating to bankruptcy, insolvency, winding up, liquidation, reorganization, or any other similar procedure relating to the relief of debtors.

Interest Expense means, for any period, the aggregate amount of (i) the consolidated cash interest expense to be paid or non-cash interest expense to be accrued of the Company and its Restricted Subsidiaries during such period in respect of Indebtedness, (x) including, without limitation, (a) amortization of original issue discount on any Indebtedness, (b) the interest portion of any deferred payment obligation, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (d) the net costs associated with obligations set out in Hedging Contracts, including the amortization of capitalized hedged costs, all net of interest income, and (y) excluding (a) any interest expense in respect of debt securities that have been repurchased by the Company and (b) any adjustments to regulatory fines and penalties that are recorded as interest expense, (ii) all but the principal component of rent under Sale and Leaseback Transactions paid, accrued or scheduled to be paid or to be accrued by the Company or any Restricted Subsidiary during such period, and (iii) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Company or a Restricted Subsidiary, except for dividends payable in Qualified Equity Interests of the Company or paid to the Company or to a Wholly-Owned Restricted Subsidiary.

Interest Expense Coverage Ratio means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis based on financial statements issued in accordance with Argentine GAAP, the ratio of (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to such date of determination for which internal financial statements are available (the reference period) to (y) the aggregate Interest Expense during such reference period.

In making the foregoing calculation,

(a)
pro forma effect will be given to any Indebtedness Incurred during or after the reference period to the extent the Indebtedness is outstanding or is to be Incurred on such date of determination as if the Indebtedness had been Incurred on the first day of the reference period;

(b)
pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on such date of determination (taking into account any Hedging Contract applicable to the Indebtedness if the Hedging Contract has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(c)
Interest Expense related to any Indebtedness no longer outstanding or to be repaid or redeemed on such date of determination, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(d)	pro forma effect will be given to

(i)	the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(ii)
the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(iii)
the discontinuation of any discontinued operations but, in the case of Interest Expense, only to the extent that the obligations giving rise to Interest Expense will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

Interest Payment Date means April 9 and October 9 of each year, commencing on April 9, 2008; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 9 or October 9, as applicable, with no accrual of interest for the period between such date and such immediately succeeding Business Day.

Interest Period means, (a) initially, the period commencing on (and including) the Issuance Date and ending on (but excluding) the first Interest Payment Date and (b) thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Interest Payment Date.

Investment means:

(a)	any direct or indirect advance, loan or other extension of credit to another Person;

(b)	any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(c)
any purchase or acquisition of Equity Interests or Indebtedness of another Person or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(d)
any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangement would be classified and accounted for as a liability on the balance sheet of the guarantor.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and its Restricted Subsidiaries in such Person shall be deemed to have been made at that time.

Investment Grade means a rating of BBB-/Baa3 or higher or such similar equivalent or higher rating by an internationally recognized statistical rating organization including a statistical rating organization recognized by the SEC as a “nationally recognized statistical rating organization.”

Issuance Date means the date of original issuance of the Notes under this Indenture.

Judgment Currency has the meaning specified in Section 1.16 (Conversion of Currency).

Leverage Ratio means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis based on financial statements issued in accordance with Argentine GAAP, the ratio of (i) Consolidated Total Indebtedness (excluding any Indebtedness Incurred in connection with bonds or other collateral posted pursuant to paragraph (g) of Section 5.1 (Events of Default)) on such date (calculated without giving effect to the discount to net present value applied to restructured debt under Argentine GAAP) to (ii) EBITDA for the most recently completed period of four consecutive fiscal quarters.

Lien means, with respect to any asset, any mortgage, assignment, security interest, pledge, lien, encumbrance, trust, or any preferential arrangement having the practical effect of constituting a security interest with respect to such asset (other than the ownership interest of the lessor in any Sale and Leaseback Transaction).

Luxembourg means the Grand Duchy of Luxembourg.

MAE means the Mercado Abierto Electrónico S.A, the Argentine over-the-counter market.

Mandatory Investment means any Investment that the Company or any Restricted Subsidiary is required to make as a result of any officially published law, regulation, rule, decree, directive or resolution first promulgated, proposed or issued after October 1, 2007 of any governmental body or any body responsible for the regulation of the electricity market in Argentina, including, but not limited to the Argentine Secretary of Energy, the ENRE and/or CAMMESA.

Maturity, when used with respect to an amount of principal of any Note, means the date on which such principal amount of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

Moody’s means Moody’s Latin America Calificadora de Riesgo S.A. and its successors and assigns.

Negotiable Obligations Law means Argentine Law No. 23,576, as amended by Argentine Law No. 23,962 and as further amended.

Net Cash Proceeds means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash and Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of Cash and Cash Equivalents and (ii) proceeds from the conversion of other consideration received when converted to Cash and Cash Equivalents), net of, without duplication,

(a)
brokerage commissions and other fees and expenses related to such Asset Sale, including, without limitation, reasonable fees and expenses of counsel, accountants, currency exchange agents and investment bankers;

(b)
any required payment to the Republic of Argentina pursuant to the Concession Agreement or any provisions for taxes and all other governmental charges and claims of any nature whatsoever, payable as a result of such Asset Sale;

(c)
payments required to be made as a result of such Asset Sale or to repay Indebtedness at the time of such Asset Sale that is secured by a Lien on the property or assets sold or is required to be repaid out of the proceeds of such Asset Sale; and

(d)
appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post employment benefit liabilities, liabilities related to environmental, tax or regulatory matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of Cash and Cash Equivalent.

New York Banking Day means any London Banking Day on which commercial banks are not authorized or required to close in New York City.

Non-Global Note means a Note that is not a Global Note.

Note or note means any of the Company’s 10.5% Notes due 2017.

Notice of Default means a written notice of the kind specified in Section 6.2 (Notice of Defaults).

Note Register and Registrar have the respective meanings specified in Section 3.4 (Registration, Registration of Transfer and Exchange Generally).

Offering Memorandum means the final offering memorandum relating to the Notes dated October 1, 2007.

Officer means, when used with respect to the Company, the president, general manager, chief financial officer, general accountant, treasurer, any member of the Board of Directors, or any of their respective attorneys-in-fact designated by the Company.

Officers’ Certificate means a certificate signed by any two principal executive, financial or accounting Officers of the Company.

Opinion of Counsel means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or other counsel, but in the case of U.S. federal law, will be reputable U.S. counsel knowledgeable in the relevant field.

Optional Redemption has the meaning set forth in Section 10.2 (Redemption at the Company’s Option).

Outstanding, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)
Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)
Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of 3.6 (Payment of Interest; Interest Rights Preserved) (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company), provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Notes then Outstanding have concurred in any request consent or waiver under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or any Affiliate of the Company with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under control or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes or any Affiliate of the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and the Trustee shall be entitled to accept such Issuer Order as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Paying Agent means the Principal Paying Agent (and its successors and assigns) and any other qualified Persons authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

Permitted Business means any business permitted as of October 1, 2007 by the Company’s bylaws or by its Restricted Subsidiaries’ bylaws, and any business providing electricity transmission and/or distribution services or other services provided through or using the Company’s distribution system or network or any business reasonably related, incidental, complementary or ancillary thereto.

Permitted Investments means:

(a)	any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;

(b)	any Investment in Cash and Cash Equivalents;

(c)	any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

(i)	such Person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business, or

(ii)
such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries engaged in a Permitted Business,

(d)
Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 9.3 (Limitations on Asset Sales) or received as non-cash consideration in a refinancing of an existing Investment;

(e)	any Mandatory Investment;

(f)
(i) receivables owing to the Company or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business, (ii) Hedging Contracts, Commodity Agreements and any Cash and Cash Equivalents or other cash management investments or liquid or portfolio securities pledged on collateral pursuant to Hedging Contracts or Commodity Agreements, (iii) endorsements for collection or deposit in the ordinary course of business, (iv) securities, instruments or other obligations (and related Hedging Contracts) received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments, and (v) securities, instruments or other obligations received in the ordinary course of business and related Hedging Contracts received in connection with mandatory or voluntary exchange offers set up by the federal, provincial or municipal government of Argentina;

(g)	payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

(h)
national, provincial or other Argentine Government Obligations (including those of the Central Bank), or quasi-currencies, bonds and other obligations issued, guaranteed or insured by any province or municipality of Argentina, or certificates representing an ownership interest in any of the foregoing;

(i)
Investments in securities of corporate issuers accounted for as marketable securities owned by the Company on the Issuance Date or purchased with the Net Cash Proceeds of any sale of such marketable securities or of any subsequent sales of marketable securities permitted to be purchased with the Net Cash Proceeds of marketable securities covered by this clause (i);

(j)
in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause (j), not to exceed U.S. $10 million (or its equivalent in other currencies) (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issuance Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization not to exceed the amount of such Investments in such Person made after the Issuance Date in reliance on this clause);

(k)	Investments in a Receivables Entity that are necessary or desirable to effect any Permitted Receivables Financing; and

(l)	any Notes repurchased pursuant to or in accordance with the terms hereof.

Permitted Receivables Financing means any receivables financing facility, factoring program or arrangement, including a Receivables Entity, pursuant to which Receivables and Related Assets of Edenor or any of its Restricted Subsidiaries are sold to or are financed by third parties, provided that the aggregate consideration received in any such sale or financing is at least equal to the fair market value of the Receivables and Related Assets sold, less customary discounts, reserves or amounts reflecting the implicit interest rate.

Permitted Refinancing Indebtedness means an extension or renewal of, replacement of, or substitution for, or issue of Indebtedness in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance, extend or refund, including by way of defeasance (all of the above, for purposes of this clause, refinance) then outstanding Indebtedness of the Company or any of its Restricted Subsidiaries incurred or existing under Section 9.2 (Limitations on Indebtedness); provided that (i) the Indebtedness so Incurred (A) does not exceed the amount so refinanced or (B) is used exclusively to refinance scheduled principal or interest payments up to the amount of the scheduled principal or interest payments being refinanced; (ii) such Indebtedness is Incurred by the same entity which Incurred the Indebtedness which is being refinanced, and no additional security, collateral guarantees or other support is provided; and (iii) such Indebtedness shall have a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced.

Person means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Peso Average means, with respect to the amount of any non-Peso-denominated Indebtedness, the amount of Pesos obtained by converting the aggregate principal amount of any such non-Peso-denominated Indebtedness into Pesos at an average exchange rate determined by reference to the exchange rate for the buying of Pesos, as reported by Banco de la Nación Argentina, on each day for which rates are available during the period corresponding to the relevant period used to calculate EBITDA in connection with any calculation or determination of the Leverage Ratio.

Peso, pesos or Ps. means the freely transferable lawful currency of Argentina.

Predecessor Note of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 (Payment of Interest; Interest Rights Preserved) in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note;

Prevailing Exchange Rate means the exchange rate for converting pesos into Dollars published as the selling rate (tipo vendedor) by Banco de la Nación Argentina, or, if such exchange rate is not published by Banco de la Nación Argentina or reflects a rate of exchange that differs from the average rates available in the free exchange market on such day by 10% or more, the average rates for such day.

Principal Paying Agent means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company and, initially, the Trustee.

Process Agent has the meaning specified in Section 1.17 (Agent for Service; Submission to Jurisdiction).

Property means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

Public Equity Offering means a primary underwritten public offering of Qualified Equity Interests (i) pursuant to a registration statement (other than a registration statement filed on Form F-4 or S-8) filed with the SEC or (ii) in accordance with Argentine laws, rules and regulations.

Qualified Equity Interests means all Capital Stock of a Person other than Disqualified Stock.

Rating Agencies means S&P and Moody’s;

Receivables and Related Assets means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, or any assets, related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

Receivables Entity means an Unrestricted Subsidiary of the Company

(1)	that is designated a Receivables Entity by the Board of Directors,

(2)	that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)	no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(i)	is guaranteed by the Company or any Restricted Subsidiary,

(ii)	is recourse to or obligates the Company or any Restricted Subsidiary in any way, or

(iii)	subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(4)	with respect to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing. For the avoidance of doubt, any sale or financing of Receivables and Related Assets by a Receivables Entity shall be subject to same restrictions set forth in this Indenture with respect to any such sale or financing made directly by the Company or any of its Restricted Subsidiaries.

Record Date means the end of business on the fifteenth day preceding the applicable Interest Payment Date, whether or not such day is a Business Day; provided that in the event the first Interest Payment Date occurs less than fifteen days after the Issuance Date, the Record Date shall mean the date on or prior to the Issuance Date which shall be specified by the Company.

Redemption Date, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price, when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

Regulation S means Regulation S under the Securities Act.

Regulation S Certificate means a certificate substantially in the form set forth in Annex A hereto.

Regulation S Global Note has the meaning specified in Section 2.1 (Forms of the Notes).

Regulation S Notes means any Notes that are not Restricted Notes.

Regulatory Capital Expenditures means any capital expenditures made by the Company or any of its Restricted Subsidiaries under any officially published law, regulation, rule, decree, directive or resolution first promulgated, proposed or issued after October 1, 2007 of any governmental body or any body responsible for the regulation of the electricity market in Argentina, including, but not limited to the Argentine Secretary of Energy, ENRE and/or CAMMESA.

Related Proceeding has the meaning specified in Section 1.17 (Agent for Service; Submission to Jurisdiction).

Representative Amount means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

Required Currency means the currency in which the Notes are denominated and in which payment is to be made in respect thereof at Maturity.

Responsible Officer, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

Restricted Global Note has the meaning specified in Section 2.1 (Forms of the Notes).

Restricted Note means any Note required pursuant to Section 3.4 (Registration, Registration of Transfer and Exchange Generally) to bear a Restricted Notes Legend, including, but not limited to the Restricted Global Note.

Restricted Notes Certificate means a certificate substantially in the form set forth in Annex B hereto.

Restricted Notes Legend means the following legend to be placed upon a Restricted Note:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Restricted Payment has the meaning specified in Section 9.5 (Limitation on Restricted Payments).

Restricted Subsidiary means any direct or indirect Subsidiary of the Company, other than an Unrestricted Subsidiary.

Restructuring Indenture means the indenture, dated as of April 24, 2006, among the Company and The Bank of New York, as Trustee, Co-Registrar and Paying Agent, and Banco Río de la Plata S.A. as Registrar, Transfer and Paying Agent in Argentina and Representative of the Trustee in Argentina.

Rule 144 means Rule 144 under the Securities Act.

Rule 144A means Rule 144A under the Securities Act.

S&P means Standard & Poor’s International Ratings LLC.

Sale and Leaseback Transaction means, with respect to the Company or any Restricted Subsidiary, any transaction or series of related transactions (excluding, however, any such transaction between the Company and one or more Restricted Subsidiaries or between or among any two or more Restricted Subsidiaries) pursuant to which the Company or any Restricted Subsidiary sells or transfers any property in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or resale against installment payments of such Property to the seller or transferor.

SEC means the United States Securities and Exchange Commission.

Security Currency has the meaning specified in Section 1.16 (Conversion of Currency).

Securities has the meaning specified in Section 1.19 (Foreign Exchange Restrictions).

Securities Act means the United States Securities Act of 1933, as amended, including the rules and regulations of the SEC promulgated thereunder.

Securities Act Legend means a Restricted Notes Legend.

Significant Subsidiary means any Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issuance Date.

Special Record Date for the payment of any Defaulted interest means a date fixed by the Trustee pursuant to Section 3.6 (Payment of Interest; Interest Rights Preserved).

Stated Maturity, when used with respect to any amount of principal of any Note or any interest payment thereon, means the date specified in such Note as the date on which such principal amount or such interest payment is due and payable.

Subordinated Indebtedness means any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes pursuant to a Subordination Agreement.

Subordination Agreement means any written agreement pursuant to which the Indebtedness being subordinated thereunder is made subordinated in right of payment and priority to the Notes.

Subsidiary means:

(a)	a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly owned by the Company, or

(b)	any other Person (other than a corporation) in which the Company, directly or indirectly at the date of determination thereof, has at least a majority ownership interest.

Successor Note of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by such particular Note. For the purposes of this definition, any Note authenticated and delivered under Section 3.6 (Payment of Interest; Interest Rights Preserved) in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

Supervisory Committee means the Comisión Fiscalizadora of the Company.

Taxes means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature that are imposed by any government or other taxing authority.

Trust Indenture Act means the U.S Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, Trust Indenture Act means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

Trustee means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Trustee.

Unrestricted Notes Certificate means a certificate substantially in the form set forth in Annex C hereto.

Unrestricted Subsidiary means any Subsidiary of the Company that at the time of determination has been designated an Unrestricted Subsidiary and such designation has not been revoked in accordance with Section 9.14 (Designation of Restricted and Unrestricted Subsidiaries).

U.S. Government Obligations means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

Voting Stock means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Weighted Average Life to Maturity means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(a)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(b)	the sum of the products obtained by multiplying:

(i)
the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(ii)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Wholly-Owned means, with respect to any Subsidiary of any Person, such Subsidiary if all of the Outstanding Capital Stock in such Subsidiary (other than any directors’ qualifying shares or similar shares, ownership of which by a specified person is mandated by law) is owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

1.2	Rules of Construction

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article 1 or elsewhere in this Indenture have the meanings assigned to them;

(b)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Argentine GAAP;

(d)	words in the singular include the plural, and words in the plural include the singular;

(e)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Annex, Exhibit or other subdivision;

(f)	mentioning anything after “include”, “includes” or “including” does not limit what else might be included, and the use of “or” is not exclusive;

(g)	provisions apply to successive events and transactions;

(h)	references herein to Sections, Annexes or Exhibits are references to Sections of or Annexes or Exhibits to this Indenture;

(i)
unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

(j)
whenever in this Indenture there is referenced, in any context, the payment of principal, premium or interest, or any other amount under or with respect to any Note, that reference shall be deemed to include the payment of Additional Amounts to the extent that Additional Amounts are, were or would be payable in respect thereof.

1.3	Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Trustee may require an Officers’ Certificate or an Opinion of Counsel.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include substantially:

(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.4	Form of Documents delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.5	Acts of Holders; Record Dates

To the extent permitted by law, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1 (Certain Duties and Responsibilities)) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient

The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1 (Company to Furnish Trustee Names and Addresses of Holders)) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

The ownership of Notes shall be proved by the Note Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

1.6	Notices, etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)
the Trustee, by any Holder or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention Corporate Trust Department,

(b)
the Company, by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer; or

(c)
either the Trustee or the Company, by the other party, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt, confirmed by telephone followed by an original copy delivered by guaranteed overnight courier to the addresses set forth in (a) or (b) above, as the case may be; if to the Trustee at facsimile number 212-815-5802/3 or at any other facsimile number previously furnished in writing to the Company by the Trustee; and if to the Company at facsimile number (54-11) 4346-5325/5358 or at any other facsimile number previously furnished in writing to the Trustee by the Company.

1.7	Notice to Holders

The Company is required to give notice to the Trustee of any event that requires notice to be given to the Holders of the Notes in sufficient time for the Trustee to provide such notice to such Holders in the manner provided in this Indenture. All notices regarding the Notes will be given to the Holders of the Notes by the Trustee.

Except in the case of meetings which shall be governed by the Section 8.8 (Meetings of Holders) all notices regarding the Notes will be deemed to have been duly given to the Holders of the Notes if:

(a)
in writing and mailed, first class postage prepaid, to each Holder of a Note at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice and any such notice shall be deemed to have been given on the date of such publication (as defined below); and

(b)	for so long as applicable Argentine laws or regulations so require, in the case of Argentine Holders upon publication:

(i)
in the Daily Bulletin of the Buenos Aires Stock Exchange or in the Bulletin of the MAE in Buenos Aires (so long as the Notes are listed on the Buenos Aires Stock Exchange or admitted to trading on the MAE, as the case may be); and/or

(ii)	in a leading newspaper having general circulation in Buenos Aires (which is expected to be La Nación); and/or

(iii)	in the Official Gazette (Boletin Oficial) of the Republic of Argentina;

(c)
for so long as any Notes to which such notice relates are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange and the rules of such exchange so require, upon publication in the English language in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort or the Tageblatt) or, if in any such case publication in Luxembourg is not practicable, in one other leading English language daily newspaper with general circulation in Europe, each such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions, or alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu.

All notices will also be given to the relevant clearing systems for delivery to owners of beneficial interests in the Notes through DTC, and/or Euroclear and Clearstream, Luxembourg.

Notices will be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the last such publication.

The Company will cause all such other publications of such notices as may be required from time to time by applicable Argentine law, including, without limitation, those required under the regulations issued by the CNV, the Luxembourg Stock Exchange and the Buenos Aires Stock Exchange.

1.8	Trust Indenture Act Deemed to Apply and Control

Whether or not expressly stated with respect to any particular provision, this Indenture, the Company, and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were required to be qualified under the Trust Indenture Act

If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by section 318(c) of the Trust Indenture Act the duties imposed by such section shall be deemed to control as if the Trust Indenture Act shall be applicable hereto.

If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded in indentures required to be qualified under the Trust Indenture Act, the provision contained in this Indenture shall apply.

Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC as defined herein;

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other successor obligor in respect of the Notes.

1.9	Waiver of Certain Covenants

The Company may omit in any particular instance to comply with any covenant or condition contained in this Indenture if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the Company’s obligations and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Any waiver under this Section 1.9 may be granted (i) by written consent of Holders of not less than a majority of the then outstanding aggregate principal amount of the Notes, or (ii) by consent of a majority of the Holders of the Notes present or represented at a meeting of Holders of Notes as provided in Section 8.8 (Meetings of Holders), in each case in compliance with Section 8.2 (Supplemental Indentures With Consent of Holders).

1.10	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.11	Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

1.12	Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way he affected or impaired thereby.

1.13       Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.14	Governing Law

(a)
The Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Company to execute and deliver the Notes and this Indenture and the authorization and other requirements of the CNV for the public offering of the Notes in Argentina.

(b)	As to all other matters, this Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

1.15       Legal Holidays

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, on account of such delay.

1.16       Conversion of Currency

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a)
If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under this Indenture or under the Notes from one currency into another currency, the Company has agreed and each Holder agrees, to the fullest extent that the Company and each Holder may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, such Holder could purchase the first currency with such other currency in the city that is the principal financial center of the country of issue of the first currency on the day, two Business Days preceding the day on which final judgment is given, which is also a day on which banks are open in Argentina.

(b)
In the event of the winding-up of the Company at any time while any amount owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent of the amount in the Required Currency due or contingently due under the Notes and this Indenture (other than under this clause (b)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this clause (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date at which liabilities of the Company may be ascertained for such winding-up before payment by the liquidator or otherwise in respect thereto.

(c)
To the extent permitted by applicable law, the Company’s obligation in respect of any sum payable by the Company to a Holder shall, notwithstanding any judgment in a currency, (the Judgment Currency), other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture, (the Security Currency), be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Security Currency with the Judgment Currency. If the amount of the Security Currency so purchased is less than the sum originally due to such Holder in the Security Currency, determined in the manner set forth above, the Company has agreed, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the Security Currency so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company such excess; provided that such Holder shall have no obligation to remit any such excess as long as the Company shall have failed to pay such Holder any obligation due and payable under this Indenture in which case any such excess may be applied to such obligations of the Company under this Indenture or the Notes.

1.17       Agent for Service; Submission to Jurisdiction

(a)
Any suit, action or proceeding against the Company or its properties, assets or revenues with respect to the Notes or this Indenture (a Related Proceeding) may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, or in the courts of Argentina that sit in the City of Buenos Aires, or in accordance with the provisions of Section 38 of Decree No. 677/2001, as the person bringing such Related Proceeding may elect in its sole discretion. The Company has consented to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

(b)
The Company has agreed that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon CT Corporation System (the Process Agent), and the Company irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(c)	The Company irrevocably waives trial by jury in any legal action or proceeding relating to this Indenture or the Notes.

1.18       Waiver of Immunity

(a)
To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding any time brought against the Company or any of its revenues, assets or properties in the courts identified above, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company has irrevocably agreed not to claim and has irrevocably waived such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

(b)
The Company has agreed that final judgment in any such suit, action or proceeding brought in such a court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified above or as otherwise permitted by law.

1.19       Foreign Exchange Restrictions

(a)	In the event of any foreign exchange restriction or prohibition in Argentina, the Company shall make any and all payments of any Note in U.S. Dollars to be made outside Argentina by:

(i)
purchasing, with pesos, “Bonos Externos Globales de la República Argentina” issued by Argentina and payable in U.S. Dollars or any other public or private securities issued in Argentina and denominated in U.S. Dollars, or any other securities (collectively, the Securities) and selling such instruments outside Argentina for Dollars; or

(ii)	any other legal mechanism for the acquisition of Dollars in any exchange market.

(b)
In addition, in the event of any foreign exchange restriction or prohibition in Argentina, any Holder of Notes may, to the extent legally permitted, elect to receive the payment in an amount equivalent to the peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for U.S. Dollars in an amount equivalent to the sums due and payable under the Notes. Such payment will discharge and satisfy the Company’s payment obligations to such Holders on such payment date. In each case, all reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency will be borne by the Company.

(c)
In addition, in the event of any restriction or prohibition in Argentina to pay in foreign currency any obligations under the Notes to any Holder of Notes that is a resident in Argentina, the Company shall make its best efforts to obtain the corresponding authorization of the Central Bank to make such payments in U.S. Dollars. However, if such authorization cannot be obtained after reasonable attempts, the Company shall pay such Holder the Peso equivalent amount of the foreign currency amount due on the relevant payment date, or to the extent the Depositary or its nominee, as the Holder of Notes, does not accept Pesos, then the Company will make such payments of Peso equivalents directly to the Depositary participants holding a beneficial interest in the Notes.

(d)
Such payments in Pesos will be calculated using the U.S. $/Peso exchange rate quoted by Reuters Screen “ARSVH=” ASK SIDE (Valor Hoy Mercado) at 12:00 p.m. New York City time on the payment date; provided that (i) if the U.S. $/ Peso exchange rate does not appear on such Reuters Screen, the U.S. $/ Peso exchange rate shall mean, with respect to the payment date, the U.S. $/ Peso exchange rate which appears on Bloomberg L.P. (Bloomberg Screen (ARS currency)-ASK SIDE-PCS Composite (NY)) at 12:00 p.m. New York City time on such payment date. Such payment in Pesos will fully discharge and satisfy the Company’s payment obligation to such holder on the payment date and shall not constitute an Event of Default.

1.20       Resignation and Appointment of Agents

The Company may terminate at any time the appointment of any or all of the Registrar, Co-Registrar and any Paying Agent, with or without cause, by giving to the Registrar, Co-Registrar or Paying Agent, as the case may be, at least 90 days’ prior written notice to that effect unless the relevant agent agrees to accept less notice; provided that (i) in the case of termination of the appointment of the Registrar or the Co-Registrar, no such termination shall take effect until a new Registrar or Co-Registrar, as the case may be, has been appointed and has accepted such appointment, and (ii) the effective date of such termination may not occur within 21 days before or after an Interest Payment Date nor during such time as an Event of Default shall have occurred and be continuing.

The Registrar, Co-Registrar and any Paying Agent may at any time resign from such capacities by giving written notice to the Company, specifying the date on which its desired resignation shall become effective; provided, however, that (i) such date shall never be less than 90 days from the date on which such notice is received by the Company, unless the Company agrees to accept less notice, (ii) the effective date of such resignation may not occur within 21 days before or after an Interest Payment Date and (iii) in any event, the resignation may not take effect prior to the appointment of a successor Registrar, Co-Registrar or Paying Agent, as the case may be, and the acceptance thereof of such appointment.

If the Registrar, Co-Registrar or any Paying Agent, as the case may be, resigns or is removed and the Company has not appointed a successor agent within 15 days of the expiration of the relevant notice, then the relevant Registrar, Co-Registrar or Paying Agent, as the case may be, may appoint, or may petition a court of competent jurisdiction for the appointment of, a reputable institution as the successor agent. Upon its removal or resignation, the Registrar, Co-Registrar or any Paying Agent, as the case may be, shall be entitled to the payment by the Company of its compensation and indemnification for the services rendered hereunder.

As long as any Notes are Outstanding, the Company will maintain a co-registrar and a paying agent in New York City, New York, United States. Initially, The Bank of New York shall act as such Co-Registrar and Paying Agent in New York City, New York, United States. As long as it is required by Argentine law or by the CNV, the Company will maintain a registrar, a transfer agent, a paying agent and a representative of the Trustee in Buenos Aires, Argentina. Initially, Banco Santander Río shall act as such Registrar, Transfer Agent, Paying Agent in Argentina, and representative of the Trustee in Buenos Aires, Argentina. As long as any Notes is listed on the Luxembourg Stock Exchange, the Company will maintain a Paying Agent in Luxembourg. Initially, The Bank of New York (Luxembourg) S.A. shall act as such Paying Agent in Luxembourg.

ARTICLE 2. FORM OF NOTES

2.1       Forms of the Notes

The Notes shall be in substantially the forms set forth in Exhibits A and B hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. The Notes will be issued as Restricted Notes or Regulation S Notes, in each case in accordance with Exhibits A and B hereto.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provision of this Indenture, the provisions of this Indenture, shall govern and be controlling among the parties hereof.

The Notes will be initially represented by global certificates in fully registered form admitted to public offering in Argentina and listed on the Buenos Aires Stock Exchange, the MAE and the Luxembourg Stock Exchange.

2.2       Further Issues

The Company may from time to time, without the consent of the Holders of the Notes, subject to the provisions of hereof, create and issue additional notes having terms and conditions the same as those of the Notes (the Additional Notes), except for the payment of interest accruing prior to the issue date of such Additional Notes and, in some cases, except for the first payment of interest following the issue date of such Additional Notes, which Additional Notes may be consolidated and form a single series with the Outstanding Notes. The Company shall not issue any Additional Notes unless such Additional Notes have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

ARTICLE 3. THE NOTES

3.1       Title and Terms

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited by the maximum authorized aggregate principal amount of Notes to be issued under the Program. On the Issuance Date, the Company shall issue U.S. $220,000,000 million aggregate principal amount of Notes.

The Stated Maturity of the Notes shall be October 9, 2017. The Notes shall bear interest at the rate of 10.5% per year (the Applicable Interest Rate), payable from the Issuance Date semi-annually in arrears on April 9 and October 9, commencing on the first such date to occur after the Issuance Date, until the principal thereof is paid in full or made available for payment. Default interest, to the extent that the payment of such interest shall be legally enforceable, shall accrue on any overdue principal and premium or interest payment at the rate of 2% per annum plus the Applicable Interest Rate, until such date on which such overdue principal and premium or interest payment is paid in full.

Payments with respect to the Notes will be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes or if no account is specified, by mailing a check to each Holder’s address in the Registrar. All such payments are subject to the provisions in Section 1.15 (Legal Holidays) relating to legal holidays. The Notes shall have the further terms set forth in Exhibits A and B hereto.

The Notes shall be redeemable as provided in Article 10.

The Notes shall be subject to defeasance and covenant defeasance as provided in Article 11.

3.2	Denominations

The Notes shall be issuable only in global or in definitive registered form without coupons and only in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof.

3.3	Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by a member of the Board of Directors and a member of the Supervisory Committee (a Syndic) of the Company. The signature of such Director and Syndic on the Notes may be manual, or by facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Directors or Syndics of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Notes or did not hold such positions at the date of authentication and delivery of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company (as set forth above) to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee (a) being advised by counsel determines that such action may not lawfully be taken or (b) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trust officers shall determine that such action would expose the Trustee to personal liability to Holders.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

3.4	Registration, Registration of Transfer and Exchange Generally

(a)
The Company shall cause to be kept at the Corporate Trust Office of the Trustee and any Paying Agent a register (the Note Register) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Co-Registrar shall maintain the definitive record of all registration and transfer of the Notes. Banco Santander Río, as the trustee representative in Argentina is hereby appointed as local Registrar for the purpose of registering the Global Note.

(b)
Upon surrender of any Note for registration of transfer at an office of the Registrar, and subject to the other provisions of this Section 3.4, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount, each such Note bearing such legends as are required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 3.4, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, and subject to the other provisions of this Section 3.4, the Company shall execute and the Trustee shall authenticate and deliver the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt and, subject to the other provisions of this Section 3.4, entitled to the same benefits under this Indenture and the Negotiable Obligations Law, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Co-Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company, the Trustee or the Paying Agent may require (i) payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.3 (Execution, Authentication, Delivery and Dating), 3.4 (Registration, Registration of Transfer and Exchange Generally), 8.5 (Conformity with Trust Indenture Act and the Negotiable Obligations Law) or 10.11 (Redemptions and Purchases of the Notes) not involving any transfer and (ii) appropriate endorsements and transfer documents.

The Company shall not be required to (i) register the transfer of or exchange any Note during a period beginning at the opening of 15 Business Days before (A) the due date for any payment of principal of or interest on the Notes and ending at the close of business on such due date or (B) the day of the mailing of a notice of redemption of Notes selected for redemption under Section 10.7 (Notice of Redemption) and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(c)
Notwithstanding any other provisions of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests therein of the kinds specified in this Section 3.4(b) shall be made only in accordance with this Section 3.4(b). Transfers and exchanges subject to this Section 3.4(b) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 3.4(b).

(i)
Restricted Global Note to Regulation S Global Note. If a participant of the Depositary holding a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest in whole or in part to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and Section 3.4(c) and subject to the Applicable Procedures. Upon receipt by the Co-Registrar, of (A) an order given by such participant of the Depositary holding a beneficial interest in the Restricted Global Note directing that the principal amount represented by such Regulation S Global Note be increased by a specified amount and that the principal amount represented by such Restricted Global Note be reduced by an equal amount and (B) a Regulation S Certificate duly executed by such participant of the Depositary holding such beneficial interest or his attorney in fact duly authorized in writing, then the Co-Registrar shall reduce the principal amount of such Restricted Global Note and increase the principal amount of such Regulation S Global Note by such specified principal amount.

(ii)
Regulation S Global Note to Restricted Global Note. If the participant in the Depositary holding a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest in such Note in whole or in part to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (b)(ii) and Section 3.4(c) and subject to the Applicable Procedures. Upon receipt by the Co-Registrar, of (A) an order of the Depositary holding a beneficial interest in the Regulation S Global Note directing that the principal amount represented by such Regulation S Global Note be reduced by a specified amount and that the principal amount represented by such Restricted Global Note be increased by an equal amount and (B) a Restricted Notes Certificate duly executed by such participant of the Depositary holding such beneficial interest or his attorney in fact duly authorized in writing, then the Co-Registrar shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of such Restricted Global Note by such specified principal amount.

(iii)
Non-Global Note for Non-Global Note. If issued, a Non-Global Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Non-Global Note, provided that a Non-Global Note that bears a Securities Act Legend may be transferred, in whole or in part, only (A) if the Company shall have received a Restricted Notes Certificate duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note or (B) if the Company shall have received a Regulation S Certificate duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note.

(iv)	Global Note for Non-Global Note. A Global Note may be exchanged, in whole but not in part, for one or more Non-Global Notes only as provided in Section 3.4(d).

(v)
Non-Global Note for Global Note. Non-Global Notes may be exchanged, in whole or in part, for beneficial interests in a Global Note, provided that a Non-Global Note that bears a Securities Act Legend may be transferred, in whole or in part, only (A) if the Company shall have received a Restricted Notes Certificate duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note or (B) if the Company shall have received a Regulation S Certificate duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note.

(d)	Restricted Notes and their Successor Notes shall bear a Restricted Notes Legend and Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

(i)	Subject to the following clauses of this Section 3.4(c), a Note that is issued in exchange for a Global Note or any interest therein shall bear the Securities Act Legend borne by such Global Note.

(ii)
Subject to the following clauses of this Section 3.4(c), a new Non-Global Note that is issued in exchange for either a Non-Global Note or a Global Note or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note.

(iii)	Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act shall not bear a Securities Act Legend.

(iv)
After the applicable restricted period under Rule 144(k), as notified to the Trustee by the Company in writing a new Note that does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Notes Certificate duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article 3.

(v)
A new Note that does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company, shall authenticate and deliver such a new Note as provided in this Article 3.

(vi)
Notwithstanding the foregoing provisions of this Section 3.4(c), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided for in this Article 3.

(e)	The following provisions shall apply only to Global Notes:

(i)
Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)
Notwithstanding any other provision in this Indenture or the Notes, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

(A)
the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Note or has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Company thereupon fails to appoint a successor depositary within 120 days after the date of such notice;

(B)	the Depositary so requests following an Event of Default;

(C)	the owner of an interest in a Global Note requests such exchange in writing delivered through the Depositary following an Event of Default; or

(D)	the Company executes and delivers a Company Order stating that all Global Notes shall be exchanged in whole for Non-Global Notes.

(iii)	A Global Note may not be exchanged for a Non-Global Note other than as provided in Section 3.4(d)(ii) above.

(iv)
Non-Global Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any Securities Act Legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar, for cancellation. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Non-Global Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(v)
All Non-Global Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary shall instruct (which instruction shall reflect the instruction of the Holder of the Notes) the Trustee or the Paying Agent (without any liability on the Trustee’s or the Paying Agent’s part). Every Note authenticated and delivered in exchange for or in lieu of a Global Note or any portion thereof, pursuant to Sections 3.3 (Execution, Authentication, Delivery and Dating), 3.4 Registration, Registration of Transfer and Exchange Generally), 8.5 (Conformity with Trust Indenture Act and the Negotiable Obligations Law) or 10.11 (Redemptions and Purchases of the Notes) hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

(vi)
In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Non-Global Notes in definitive, fully registered form, without interest coupons. The Company will pay the cost of preparing, printing, packaging and delivering the Non-Global Notes.

3.5	Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such Note or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. If exchanges of Notes pursuant to this Section 3.5 are done in Luxembourg, such exchanges will be exchanged by the Trustee via the Luxembourg Agent.

Upon the issuance of any new Note under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.5 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

3.6	Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered in the Notes Register at the close of business on the Record Date for such interest.

Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called Defaulted Interest) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)
the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered in the Notes Register at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided for in this clause 3.6(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to he mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

(b)
the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause 3.6(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.6, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

3.7	Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Notes Register as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and, subject to Section 3.4 (Registration, Registration of Transfer and Exchange Generally), interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

3.8	Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee or any Paying Agent and shall be promptly cancelled by it. The Company may, at any time, deliver to the Trustee or any Paying Agent for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.8, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures unless directed by a Company Order.

3.9	Computation of Interest

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

3.10	Common Code/ISIN Numbers

In issuing the Notes, the Company may use “common code” and/or “ISIN” numbers (if then generally in use), and, if so, “common code” and/or “ISIN” numbers shall be included in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “common code” or “ISIN” numbers.

3.11	Prescription

(a)
Claims filed in Argentina courts against the Company for payment of principal in respect of the Notes (including Additional Amounts), including actions to enforce judgments obtained from a New York court, shall be prescribed unless made within ten years of the due date for payment of such principal. Claims for the payment of interest, including actions to enforce judgments obtained from a New York court, shall be prescribed unless made within four years of the due date for payment of such interest.

(b)	Claims filed in the courts of the State of New York will be subject to the applicable statute of limitations for such claims.

3.12	Special Provision Regarding Title VI of the Argentine Income Tax Law

(a)
Holders of Notes who elect to receive payment of principal and/or interest or the redemption price, if any, in Argentina, must file an application at the specified domicile of the Paying Agent in Argentina between the fifth and the third Business Day prior to the relevant Interest Payment Date or redemption date therefor or at maturity in order to receive such payment on the relevant Interest Payment Date or redemption date or at maturity. Such filing shall be made by completing an application for payment, which is available at the specified domicile of the Paying Agent in Argentina. The Paying Agent must notify the Trustee in writing no later than two Business Days prior to such relevant payment date that such election has been made together with all relevant information regarding the Notes. In the event that any such Holder shall fail to make such filing between the fifth and third Business Day prior to the relevant Interest Payment Date or redemption date or at maturity, as applicable, such Holder shall be entitled to receive the relevant payment on the third Business Day after such filing with the Paying Agent has taken place.

(b)
Notwithstanding any other provision in Section 3.6 (Payment of Interest; Interest Rights Preserved), all payments to be made by the Paying Agent in Argentina with respect to Notes shall be in cash or by wire transfer to an account of the Holder in a bank located in Argentina (provided that the Holder has provided the Paying Agent in Argentina with sufficient information concerning such account and bank not less than five Business Days prior to the relevant Interest Payment Date or redemption date therefore or maturity).

(c)
Any Holder of the Notes subject to Title VI of the Argentine Income Tax Law (text of 1997 as restated) must (i) present its Notes exclusively to the Paying Agent in Argentina and (ii) comply with the preceding paragraphs in order to receive payments of principal and/or interest thereof or the redemption price thereof.

ARTICLE 4. SATISFACTION AND DISCHARGE

4.1	Satisfaction and Discharge of Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(i)
all Notes previously issued, authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 (Payment of Interest; Interest Rights Preserved), (B) Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.2 (Redemption at the Company’s Option) or (C) Notes that have been subject to defeasance under Article 11 (Defeasance and Covenant Defeasance) have been delivered to the Trustee for cancellation; or

(ii)	all such Notes not previously delivered to the Trustee for cancellation:

(A)	have become due and payable; or

(B)	will become due and payable at their Stated Maturity within one year; or

(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company, in the case of (A), (B) or (C) in subclause (ii) above, has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee or any Paying Agent for cancellation, for principal (and premium, if any) and interest, and Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)
the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 (Compensation and Reimbursement) and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 (Application of Trust Money) and the last paragraph of Section 10.2 (Redemption at the Company’s Option) shall survive such satisfaction and discharge.

4.2	Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.2 (Redemption at the Company’s Option), all money deposited with the Trustee pursuant to Section 4.1 (Satisfaction and Discharge of Indenture) shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 5. REMEDIES

5.1	Events of Default

Each of the following events with respect to the Notes shall be an Event of Default in connection with the Notes:

(a)
default in the payment of any principal of any of the Notes when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and such default continues for five calendar days;

(b)
default in the payment of any interest or Additional Amounts, if applicable, when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and such default continues for thirty (30) calendar days;

(c)	any failure to comply with the provisions of Section 9.16 (Limitations on Mergers, Consolidations, Sales and Conveyances);

(d)
any failure on the part of the Company to duly observe or perform any of the covenants or agreements of the Company under this Indenture (other than those referred to in (a) and (b) above) for a period of more than 30 calendar days after the date on which written notice thereof requiring the Company to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount Outstanding of the Notes;

(e)
there occurs with respect to any Indebtedness of the Company or its Restricted Subsidiaries having a principal amount of U.S. $30 million (or its equivalent in other currencies) or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in the acceleration of the maturity of such Indebtedness or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)	there shall have been a revocation, cancellation, termination or suspension for more than twenty (20) consecutive days of the Concession Agreement;

(g)
there shall have been entered against the Company or any of its Restricted Subsidiaries a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be taken or, within the applicable period to appeal, is taken for the payment of money, or the forfeiture of property with an aggregate value in excess of U.S. $30 million (or its equivalent in other currencies) and 60 calendar days shall have passed since the entry of the order without it being satisfied, discharged or stayed (a Judgment);

(h)
a distress, attachment, execution, seizure before judgment or other legal or extrajudicial process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Company or any of its Restricted Subsidiaries, which, if executed or consummated, would have a material adverse effect on the Company’s ability to make scheduled principal and interest payments on the Notes, unless (i) such distress, attachment, execution, seizure before judgment or other legal or extrajudicial process is discharged or stayed within 90 days of notice to the Company or such Restricted Subsidiary, as the case may be, or (ii) if such distress, attachment, execution, seizure before judgment or legal or extrajudicial process shall not have been discharged or stayed within such 90-day period, the Company or such Restricted Subsidiary, as the case may be, shall have contested in good faith by appropriate proceedings such distress, attachment, execution, seizure before judgment or legal process; provided that if such distress, attachment, execution, seizure before judgment or legal process shall not have been discharged or stayed within 365 days of notice to the Company or such Restricted Subsidiary, as the case may be, the Company or such Restricted Subsidiary shall have posted a bond or other appropriate collateral which shall have substituted such distress, attachment, execution, seizure before judgment or other legal or extrajudicial process within such time period;

(i)	the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary shall, after the Issuance Date:

(i)	make a general assignment for the benefit of its creditors,

(ii)	be adjudicated bankrupt or insolvent, or

(iii)
(A) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a “concurso preventivo de acreedores,” (B) seek approval of its creditors for an “acuerdo preventivo extrajudicial” through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such “acuerdo preventivo extrajudicial,” (C) file for court endorsement of an “acuerdo preventivo extrajudicial,” (D) apply for or consent to the appointment (in a similar court proceeding) of a receiver, trustee, liquidator or the like for itself or its property or (E) make a similar court filing seeking to take advantage of any applicable Insolvency Law;

(j)
after the Issuance Date and without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, the appointment of a trustee, a receiver, liquidator or the like of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or of all of the assets thereof or other like relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary under any applicable bankruptcy or Insolvency Law, and either

(i)	such proceeding shall not be actively contested by the Company or such Restricted Subsidiary in good faith, or

(ii)	any order, judgment or decree shall be entered by any court of competent jurisdiction to effect any of the foregoing;

(k)
any condemnation, seizure, compulsory purchase or expropriation, or taking into custody or control, by any governmental authority or agency of assets or share capital of the Company or its Restricted Subsidiaries which, in the aggregate, would be likely to have a material adverse effect upon the business and results of operations of the Company and its Restricted Subsidiaries taken as a whole; or

(l)	a general moratorium shall be agreed or declared in respect of the payment or performance of the obligations of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

5.2	Acceleration of Maturity; Rescission and Annulment

If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may and, at the written direction or request of the Holders of not less than 25% of the then Outstanding aggregate principal amount of the Notes shall, by notice in writing to the Company, declare the principal amount of, and interest accrued on, the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Company.

After a declaration of acceleration of the Notes, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of not less than a majority of the then Outstanding aggregate principal amount of the Notes, may rescind, by written notice to the Trustee, an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal and interest and any Additional Amounts on the Notes, which have become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

5.3	Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(a)	a default occurs in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

(b)	a default occurs in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the aggregate amount then due and payable on such Notes for principal (and premium, if any) and interest, to the extent that payment of default interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and interest, at the default interest rate applicable to such Notes, and (iii) such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts immediately upon demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the amounts so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other successor obligor of such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor of the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee shall not be bound to institute any proceedings or take any other actions described in the two preceding paragraphs of this Section 5.3 unless (a) it shall have been so directed by the Holders of a majority in aggregate principal amount of Notes then Outstanding pursuant (and subject) to Section 5.12 (Control by Holders) and (b) it shall have received an indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such direction.

5.4	Trustee May File Proofs of Claim

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act, the Negotiable Obligations Law and Law 24,522, as amended, in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 (Compensation and Reimbursement).

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

5.5	Trustee May Enforce Claims Without Possession of Notes

Notwithstanding the actions set forth in Article 29 of the Negotiable Obligations Law, all rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

5.6	Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)	FIRST: To the payment of all amounts due to the Trustee under Section 6.7 (Compensation and Reimbursement).

(b)
SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes and Additional Amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

(c)
THIRD: The balance, if any, to the Company (without prejudice to, or liability in respect of, any question as to how such payment to the Company shall be dealt with as between the Company and any other Person) or to such party as a court of competent jurisdiction shall direct in writing.

5.7	Enforcement by Holders of Notes

No Holder of any Note will have any right by virtue of or by availing itself of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law, or otherwise, upon or under or with respect to this Indenture, or the Notes, or for any remedy thereunder, unless:

(a)	such Holder previously shall have given to the Trustee written Notice of Default and of the continuance thereof,

(b)
the Holders of not less than 25% of the aggregate principal amount of the Notes then Outstanding of the affected Notes shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee under this Indenture and shall have offered to the Trustee an indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and

(c)
the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to this Indenture.

5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note (including Additional Amounts) on or after the respective due dates expressed in such Note, or to institute suit (including any “acción ejecutiva individual” pursuant to Article 29 of the Negotiable Obligations Law) for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the prior consent of such Holder. To that effect, any beneficial owner of Global Notes will have the right to obtain evidence of its beneficial ownership interest in a Global Note in accordance with Argentine Decree 677/01, as amended (including for initiating summary proceedings (acción ejecutiva) in the manner provided by the Negotiable Obligations Law), and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

5.9	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.10	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.6 (Payment of Interest; Interest Rights Preserved), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.12	Control by Holders

The Holders of a majority in principal amount of the Notes then Outstanding shall, upon offering to the Trustee indemnity reasonably satisfactory to it, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture or shall not be adverse in any material respect to the Trustee;

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c)	such right shall not impair the right of any individual Holder to file suits against the Company in accordance with Article 29 of the Negotiable Obligations Law.

5.13	Waiver of Past Defaults

Subject to Section 5.2 (Acceleration of Maturity; Rescission and Annulment), the Holders of not less than a majority in principal amount of the Notes then Outstanding may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

(a)	in the payment of the principal of (or premium, if any) or interest on any Note; or

(b)
in respect of a covenant or provision hereof which under Section 8.2 (Supplemental Indentures With Consent of Holders) cannot be modified or amended without the consent of the Holder of each Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

5.14	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

5.15	Waiver of Stay or Extension Laws

To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding any time brought against the Company or any of its revenues, assets or properties in the courts identified herein, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company has irrevocably agreed not to claim and has irrevocably waived such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Company has agreed that final judgment in any such suit, action or proceeding brought in such a court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process if effected upon the Company in the manner specified above or as otherwise permitted by law.

5.16	Knowledge of Default or Event of Default

The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder.

ARTICLE 6. THE TRUSTEE

6.1	Certain Duties and Responsibilities

The Trustee shall be eligible to act as trustee for the Notes under Article 13 of the Negotiable Obligations Law. The duties and responsibilities of the Trustee shall be as provided by this Indenture and, where applicable, the Trust Indenture Act and the Negotiable Obligations Law. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1. Under no circumstances will the Trustee be liable to the Company for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

Except upon the occurrence and continuation of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

The duties of the Trustee’s Representative shall be determined solely by the express provisions of this Indenture or as it may agree in writing from time to time with the Trustee, and the Trustee’s Representative needs to perform only those duties that are specifically set forth in this Indenture and those agreed in writing with the Trustee. No implied covenants or obligations shall be read into this Indenture against the Representative of the Trustee in Argentina. The Trustee’s Representative shall have only the faculties and powers stated herein below. It is further acknowledged that the Trustee’s Representative is not and shall not be considered as if it were a Trustee’s general attorney.

The duties and faculties of the Trustee’s Representative up to the date hereof are only to: (i) receive from Holders, the Company, agents, and any governmental or regulatory authority or entity any and all letters, claims, requests, memorandums or any other document directed to the Trustee, (ii) transmit, deliver or notify the Trustee of the reception of any and all of the mentioned documents by facsimile, promptly but in no event later than 3 business days from receipt, and (iii) respond or answer such letters, claims, requests, memorandums or documents, following the express written instructions of the Trustee and only if such instructions are given by the Trustee.

The Trustee’s Representative shall not be liable for any action it takes or omits to take with diligence and in good faith, which it believes to be authorized or within its discretion, rights or powers.

The Company agrees to indemnify the Trustee’s Representative for, and to hold it harmless against, any loss, liability or expense, including, without limitation, the fees and expenses of legal counsel, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of its commitments hereunder, the performance of its duties hereunder and/or the exercise of it's rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

6.2	Notice of Defaults

The Trustee shall give the Holders written notice of any Default hereunder as and to the extent provided by the Trust Indenture Act (each such notice, a Notice of Default); provided, however, that in the case of any default of the character specified in Section 5.1(d) (Events of Default), no such notice to Holders shall be given until at least 30 calendar days after the occurrence thereof.

6.3	Certain Rights of Trustee

Subject to the provisions of Section 6.1 (Certain Duties and Responsibilities):

(a)
the Trustee may rely and will be protected in acting or refraining from acting upon any resolution of the Board of Directors, Company Order, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)
any request, direction, order or demand of the Company mentioned in this Indenture will be sufficiently evidenced by a Company Order (unless other evidence in respect thereof is specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by an Officer or an assistant secretary of the Company;

(c)
the Trustee may consult with counsel and experts and any advice or opinion of Counsel or expert will be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under this Indenture in good faith and in accordance with such advice or Opinion of Counsel or expert, as the case may be;

(d)
in the administration of this Indenture, whenever the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith, rely upon a certificate signed by an Officer;

(e)
the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes pursuant to the provisions of this Indenture, unless such Holder of Notes have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(f)	the Trustee will not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(g)
prior to the occurrence of an Event of Default under this Indenture and after the curing or waiving of all Events of Default, the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority of the aggregate principal amount of the Notes affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding, the reasonable expenses of every such investigation will be paid by the Company or, if paid by the Trustee or any predecessor trustee, will be repaid by the Company upon demand;

(h)
the Trustee may perform the services required to be rendered by it hereunder either directly or through attorneys-in-fact or agents not regularly in its employ and the Trustee shall not be liable for any misconduct or negligence on the part of any such attorney or agent appointed by it with due care hereunder;

(i)	the Trustee shall have no liability for interest on, or have any responsibility to invest, any monies received by it pursuant to any of the provisions of this Indenture or the Notes; and

(j)
except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Registrar and Paying Agent.

6.4	Not Responsible for Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. Subject to the obligations imposed on the Trustee by paragraph (c) of Section 13 of the Negotiable Obligations Law, the Trustee has reviewed an English translation of the resolution of the Company’s shareholders meetings dated February 23, 2006 and of the resolutions of the Board of Directors dated June 28, 2007, and confirms that the terms and conditions of the Notes issued hereunder reflect accurately the terms of the resolution or resolutions adopted by the shareholders and the Board of Directors of the Company, respectively. The Trustee makes no representation as to the validity or sufficiency of any offering materials, this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

6.5	May Hold Notes

The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 (Disqualification; Conflicting Interests) and 6.13 (Preferential Collection of Claims against Company), may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

6.6	Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

6.7	Compensation and Reimbursement

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to compensation equal to U.S. $12,800 per annum or such other amount as shall be agreed to in writing between the Trustee and the Company (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee, the Representative, the Registrar, the Co-Registrar, any and all Paying Agent, and each of their respective predecessors for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the reasonable compensation and expense of its counsel), including taxes (other than taxes based on their income) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and their duties hereunder, including any liability any of them may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge and the costs and expenses of defending themselves against or investigating any claim of liability in the premises. The obligations of the Company under this Section 6.7 to compensate the Trustee and to indemnify the Trustee, the Representative, the Registrar, the Co-Registrar, any and all Paying Agents, the Authenticating Agent, and each of their respective predecessors and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, Representative, custodian and other Person employed by the Trustee or any such Agent, Representative or custodian in accordance with this Indenture to act hereunder.

The Company shall pay to the Trustee’s Representative from time to time, and the Trustee’s Representative shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder as the Trustee’s Representative and the Trustee shall from time to time agree in writing. The Company shall reimburse the Trustee’s Representative promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee’s Representative’s agents, counsel and other persons not regularly in its employ.

6.8	Disqualification; Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either

(a)	eliminate such interest within 90 days;

(b)	if this Indenture has been qualified under the Trust Indenture Act, apply to the SEC for permission to continue as trustee with respect to the Notes; or

(c)	resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Notwithstanding the above, in no case will the Trustee be deemed to have duly performed its obligations under this Indenture if, upon acquiring a conflicting interest, the Trustee gives preference to its own interest.

6.9	Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least U.S. $50,000,000 and its Corporate Trust Office in New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

This Indenture shall always have a Trustee that satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act as if this Indenture were required to be qualified under the Trust Indenture Act. For the purposes of this Indenture, the Trustee will be deemed to be subject to Section 310(b) of the Trust Indenture Act; provided, however that any indenture or indentures under which other securities of, or certificates of interest or participation in other securities of, the Company are outstanding shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act if the requirements for such exclusion, as set forth in Section 310(b)(1) of Trust Indenture Act are met.

6.10	Resignation and Removal; Appointment of Successor

(a)
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until (i) the CNV has approved such appointment and (ii) the acceptance of appointment by the successor Trustee under Section 6.11 (Acceptance of Appointment by Successor).

(b)
The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)	The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Notes then Outstanding, delivered to the Trustee and to the Company.

(d)	If at any time:

(i)
the Trustee shall fail to comply with Section 6.8 (Disqualification; Conflicting Interests) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

(ii)
the Trustee shall cease to be eligible under Section 6.9 (Corporate Trustee Required; Eligibility) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

(iii)
the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14 (Undertaking for Costs), any Holder who has been a bona fide Holder of a Note for at least six months may, on his behalf and on behalf of all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Notes then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)
The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.7 (Notice to Holders) and to the CNV including by publication in the leading daily newspaper in Luxembourg or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office (including the address of its representative in Argentina).

6.11	Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

The successor trustee shall be eligible to act as trustee under Section 13 of the Negotiable Obligations Law.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Upon acceptance of the appointment of any successor trustee, the Company, at its expense, shall give notice thereof to the Holders as provided in Section 1.7 (Notice to Holders) (which notice shall include the successor trustee’s corporate trust office and its representative in Argentina) and to the CNV including by publication in the leading daily newspaper in Luxembourg.

As long as it is required by Argentine law and CNV regulations, the successor trustee must have a representative office in Argentina.

6.12	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including this transaction), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article and under Article 13 of the Negotiable Obligations Law, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

6.13	Preferential Collection of Claims against Company

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

6.14	Trustee’s Application for Instructions from the Company

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless before taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

6.15	Appointment of Co-Trustee

It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Notes, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)	all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(b)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

Any co-trustee must be entitled to act as trustee under Article 13 of the Negotiable Obligations Law.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

To the extent required by Argentine law or by the CNV, the Trustee shall appoint a representative for the Trustee in Argentina. The Registrar in Argentina must keep a duplicate of the Notes Register in the Spanish language.

ARTICLE 7. HOLDERS’ LISTS AND REPORTS BY TRUSTEE

7.1	Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee:

(a)	semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(b)
at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

7.2	Preservation of Information; Communications to Holders

(a)
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 (Company to Furnish Trustee Names and Addresses of Holders) and the names and addresses of Holders received by the Trustee and the representative of the Trustee in Argentine in its capacity as Co-Registrar and Registrar, respectively. The Trustee may destroy any list furnished to it as provided in Section 7.1 (Company to Furnish Trustee Names and Addresses of Holders) upon receipt of a new list so furnished.

(b)
The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)
Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE 8. SUPPLEMENTAL INDENTURES

8.1	Supplemental Indentures Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes.

(a)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(b)	to add to the covenants of the Company for the benefit of the Holders or otherwise provide additional rights to the Holders, or to surrender any right or power herein conferred upon the Company; or

(c)	to secure or guarantee the Notes; or

(d)	to comply with any requirements of the SEC in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

(e)	to provide for uncertificated Notes in addition to or in place of certificated Notes, or

(f)	to evidence the appointment of a co-trustee pursuant to Section 6.15 (Appointment of Co-Trustee) hereof; or

(g)
to modify the restrictions on and procedures for resales and other transfers of this Note to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted Notes generally; provided that such action pursuant to this clause (g) shall not adversely affect the interests of Holders in any material respect;

(h)	to cure any ambiguity, omission, defect or inconsistency; or

(i)	to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect.

8.2	Supplemental Indentures With Consent of Holders

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding as expressed at a Meeting of the Holders, and communicated to the Company by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note then Outstanding affected thereby:

(a)	extend the final maturity of the Notes or the date on which any installment of principal is due,

(b)	reduce the principal amount of the Notes,

(c)	reduce the rate or extend the time of payment of interest on the Notes,

(d)	change the obligation to pay Additional Amounts,

(e)	change the currency of payment of principal of or interest on the Notes (including Additional Amounts),

(f)	change the governing law,

(g)	impair or affect the right of any Holder of Notes to institute suit for the payment thereof,

(h)	change any prepayment provision that would alter the pro rata sharing of payments required thereby,

(i)	modify the number of Holders necessary to waive an Event of Default,

(j)	reduce the percentage in principal amount of Notes then Outstanding that is required for the adoption of a resolution at a meeting of Holders of the Notes,

(k)	reduce the percentage in principal amount of Notes then Outstanding that is required form a quorum at a meeting of Holders of the Notes,

(l)	reduce the percentage in principal amount of Notes then Outstanding that is required to request the calling of a meeting of Holders of the Notes, or

(m)
modify the provisions of this Indenture with respect to modification and waiver, except to increase any percentage or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.

Promptly after the execution by the Company and the Trustee of any supplemental indenture, the Company shall give notice thereof to the Holders of the Notes affected thereby as specified in this Indenture (as described under Section 1.7 (Notice to Holders) setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act of Holders shall approve the substance thereof.

8.3	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1 (Certain Duties and Responsibilities)) shall be fully protected in relying upon, in addition to the documents required by Section 1.3 (Compliance Certificates and Opinions), an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

8.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

8.5	Conformity with Trust Indenture Act and the Negotiable Obligations Law

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act and the Negotiable Obligations Law.

8.6	Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Notes then Outstanding.

8.7	Notice of Supplemental Indentures

Promptly after execution by the Company of any supplemental indenture pursuant to Sections 8.1 (Supplemental Indentures Without Consent of Holders) and 8.2 (Supplemental Indentures With Consent of Holders), the Company shall transmit to the Holders and to the CNV a notice setting forth the substance of the supplemental indenture. Notices will also be published in a daily leading newspaper having general circulation in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require. To the extent permitted by law, any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

8.8	Meetings of Holders

(a)
A meeting of Holders of Notes may be called at any time and from time to time pursuant to Section 14 of the Negotiable Obligations Law and this Section 8.8 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by this Indenture to be made, given or taken by Holders of the Notes. In addition, the Company may at any time call a meeting of Holders of the Notes to enter into a supplemental indenture as provided in Article 8, or to obtain a waiver of any provision of this Indenture or the Notes. The meetings will be held in the City of Buenos Aires; provided, however, that each of the Company and the Trustee may determine to hold any such meeting simultaneously in the City of Buenos Aires and in New York City and/or any other city by any means of telecommunications which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. In addition, the Company shall upon the written request of the Trustee or of Holders of at least 5% in aggregate principal amount of Notes at the time Outstanding call such a meeting and such meeting shall be convened within 40 days from the date such request is received by the Company. If a meeting is held pursuant to the request of the Holders, the agenda for such meeting shall be that set forth in the request made by such Holders, provided, however, that matter not included in the agenda may be included if approved by Holders of each of the Notes.  In the event the Board of Directors of the Company fails to call such meeting at the request of Holders, the meeting may be called by the CNV or by a competent court. The Trustee by and through its designated representative may attend any meeting called pursuant to this Section 8.8(a).

(b)
For so long as applicable Argentine laws and regulations so require, notice of any meeting, setting forth the date, time and place of such meeting and the agenda therefore (which shall describe in general terms the action proposed to be taken at such meeting), shall be called by publications in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina), the Buenos Aires Stock Exchange Daily Bulletin and in a newspaper of wide circulation in Argentina (expected to be La Nación) during five (5) days within a period of no more than 30 days nor less than 10 days before the day scheduled for the meeting. Notices will also be published in a daily leading newspaper having general circulation in Luxembourg, so long as the Notes are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of such exchange so require. In addition, notice of any meeting under this Section 8.8 shall be provided to the Trustee in the manner provided for in Section 1.6 (Notices, etc., to Trustee and Company) of this Indenture.

(c)
To be entitled to vote at any meeting of Holders of Notes a Person shall be (i) a Holder of one or more Notes as of the record date in accordance with the Negotiable Obligation Law, or (ii) a Person appointed by an instrument in writing as proxy by such Holder of one or more Notes; provided that a person appointed as chairman of a meeting may not be appointed as proxy.

(d)
The Holders, whether present or represented by proxy, entitled to vote 60% in aggregate principal amount of the Notes at the time Outstanding (or such greater percentage as may be required under applicable Argentine law) will initially be required for a quorum at any such meeting. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days nor more than 30 days, as determined by the chairman of the meeting, except in the case of ordinary meetings where the first and second call meeting may be held on the same day. At any meeting adjourned for lack of quorum, the persons entitled to vote 30% of the aggregate principal amount of the Notes at the time Outstanding (or such greater percentage as may be required under applicable Argentine law) shall constitute a quorum at any such reconvened adjourned meeting. Notice of reconvening of any adjourned meeting shall be given as provided above, except that such notice need only be published for only 3 days and not less than 8 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the aggregate principal amount of Notes that shall constitute a quorum at such meeting,

(e)
Any Holder of Notes who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present and voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 8.8 shall, if otherwise in compliance with this Indenture, be binding on all the Holders, whether or not present or represented at the meeting.

(f)
The appointment of any proxy shall be proved by having the signature of the Person executing the proxy certified by any notary public, bank, trust company satisfactory to the Company or judicially certified in the manner provided under Argentine law. The holding of Notes shall be proved by the Notes Register maintained in accordance with Section 3.7 (Persons Deemed Owners) or by a certificate or certificates of the Trustee; provided that the holding of a beneficial interest in a Global Note shall be proved by a certificate or certificates of the Depositary.

(g)
At any such meeting at which the proper quorum is present, any resolution to modify or amend, or to waive compliance with, any of the provisions of Notes or this Indenture shall be effectively passed and decided if approved by the persons entitled to vote not less than a majority of the aggregate principal amount then Outstanding of Notes present at the meeting, except for those provisions requiring consent of all Holders of Notes as described under Section 8.2 (Supplemental Indentures With Consent of Holders).

(h)
A representative of the Trustee shall act as the temporary chairman of the meeting. If the Trustee fails to designate a representative to act as temporary chairman of the meeting, the Company shall designate a member of the Supervisory Committee to act as temporary chairman of the meeting. If the Company fails to designate such a Person, the CNV or competent court shall designate a Person to act as chairman. The permanent chairman of the meeting shall be elected by vote of the Holders of a majority in the then Outstanding aggregate principal amount of the Notes represented at the meeting. At any meeting of Holders of Notes, each Holder of Notes or proxy shall be entitled to one vote for each U.S. $1.00 principal amount of the Notes held or represented by such Holder of Notes; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Notes or proxy. Any meeting of Holders of Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned with the presence of the same Holders of Notes that were present in the initial meeting without further notice.

ARTICLE 9. COVENANTS

9.1	Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to incur, assume or suffer to exist, any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any Indebtedness of any Person, unless the Notes are equally and ratably secured by such Liens, other than the following (Permitted Liens):

(a)
Liens for taxes, assessments or governmental charges or claims or fines not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, to the extent required by Argentine GAAP;

(b)	Liens created by any Restricted Subsidiaries over their assets solely in favor of the Company or another Restricted Subsidiary;

(c)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)
Liens arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) any embargo preventivo or any other interlocutory or temporary attachment order or measure in connection with an action or proceeding during the pendency of such action or proceeding; (3) security for payment of workers’ compensation or other insurance or obligations arising from other social security laws; and (4) operation of law in favor of warehousemen, landlords, mechanics, material men, laborers, employees or suppliers or other similar liens imposed by law or by contract incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, and, in each case, for which adequate reserves are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, to the extent required by Argentine GAAP;

(e)
leases or subleases granted to others, easements, rights of way, zoning and similar covenants and restrictions and other similar encumbrances or title defects, which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(f)
Liens on property that secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach no later than 90 days after the date of such purchase or the completion of construction or improvement; provided that no such Lien shall extend to or cover any physical assets or equipment other than the physical assets or equipment being acquired, constructed or improved;

(g)
Liens on property at the time the Company or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation of such Person with or into the Company or a Restricted Subsidiary; provided that such Liens are not created in contemplation of such acquisition and do not extend to any other property of the Company or any Restricted Subsidiary existing immediately prior to such acquisition;

(h)
escrow deposits, trusts or similar accounts created or established pursuant to the Restructuring Indenture, this Indenture or for the payment of debt service obligations under the Notes, including without limitation, any deposits or accounts created and any encumbrances or interests granted in such deposits or accounts, in each case, in connection with or in furtherance of the application of the proceeds of this offering as described under “Use of Proceeds” in the Offering Memorandum;

(i)	any banker’s right of set-off arising from operation of law with respect to deposits made in the ordinary course of business by the Company;

(j)	Liens securing obligations under Hedging Contracts;

(k)
Liens in existence on the Issuance Date and any renewals or extensions thereof, so long as (A) such renewal or extension Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (B) the principal amount of the Indebtedness secured by such Lien, if applicable, is not increased;

(l)
Liens to secure any Permitted Refinancing Indebtedness which is Incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Section 9.1; provided that such new Liens are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and do not extend to any property or assets other than property or assets securing the Indebtedness refinanced by such Permitted Refinancing Indebtedness;

(m)	Liens on Receivables and Related Assets securing Permitted Indebtedness described in Section 9.2(h);

(n)	Liens arising or deemed to arise from a Sale and Leaseback Transaction;

(o)
Liens created or established in order to comply with any applicable rule, regulation, order, resolution, decree, directive or instruction of any federal, provincial or municipal government of Argentina, or any agency or instrumentality thereof, in connection with the conduct of a Permitted Business; and

(p)
Liens on any debt securities of the Company or a Restricted Subsidiary repurchased by the Company and securing Indebtedness the proceeds of which are used exclusively for the repurchase of other debt securities of the Company or a Restricted Subsidiary;

provided that, notwithstanding the foregoing, any Lien, of any nature or source, on the concession granted pursuant to the Concession Agreement shall not be considered a Permitted Lien.

9.2	Limitations on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company or any Restricted Subsidiary may Incur Indebtedness if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, no Default has occurred and is continuing and the Leverage Ratio is not greater than 3.75 or less than zero and the Interest Expense Coverage Ratio is not less than 2.0.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur the following Indebtedness if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, no Default has occurred and is continuing (Permitted Indebtedness):

(a)	Indebtedness outstanding on the Issuance Date, including any Notes issued on the Issuance Date;

(b)	Permitted Refinancing Indebtedness;

(c)	Subordinated Indebtedness;

(d)	Indebtedness Incurred for purposes of, and substantially all of the proceeds of which are applied to, financing of Regulatory Capital Expenditures;

(e)	Indebtedness in respect of Hedging Contracts;

(f)
Indebtedness with respect to letters of credit, bankers’ acceptances and similar obligations issued in the ordinary course of business and not supporting Indebtedness, including performance bonds and letters of credit supporting performance bonds;

(g)
Indebtedness of the Company or any of its Restricted Subsidiaries owed to the Company or any of its Restricted Subsidiaries so long as such Indebtedness continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company and such Indebtedness is owed to such Restricted Subsidiary, is subordinated in right of payment and priority to the Notes, pursuant to a Subordination Agreement

(h)
Indebtedness under any one or more Permitted Receivables Financings, the combined aggregate principal amount of which does not exceed U.S.$35 million (or its equivalent in other currencies) at any time Outstanding; and

(i)	Indebtedness Incurred for general corporate purposes in an aggregate principal amount not to exceed U.S. $55 million (or its equivalent in other currencies) at any time Outstanding.

9.3	Limitations on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless:

(a)	the Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

(b)
at least 75% of the value of the consideration therefrom is in the form of Cash and Cash Equivalents; provided that (i) any non-cash consideration received is for fair market value and (ii) the receipt of such non-cash consideration is otherwise permitted under this Indenture; and

(c)	immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing.

Within 270 days after the receipt of any Net Cash Proceeds from an Asset Sale (other than a Sale and Leaseback Transaction), the Company or any Restricted Subsidiary shall, at its election, apply the Net Cash Proceeds of such Asset Sale to (i) purchase, prepay or redeem Indebtedness of the Company or any Restricted Subsidiary or (ii) (A) acquire or commit to acquire all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business; or (B) acquire or commit to acquire assets that are to be used by the Company or a Restricted Subsidiary in a Permitted Business; provided that if the Company receives Net Cash Proceeds from Asset Sales in an aggregate amount in excess of U.S. $20 million in any fiscal year, the Company shall apply such excess, to the extent not otherwise applied as permitted in this paragraph within the following fiscal year for the purposes set forth in clauses (i) or (ii) above.

The Company or any Restricted Subsidiary shall apply the Net Cash Proceeds of any Sale and Leaseback Transaction as set forth in clauses (i) or (ii)(B) in the immediately preceding paragraph.

9.4	Limitation on Transactions with Shareholders and Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Company (other than Sociedad Anónima Centro de Movimiento de Energía (SACME)) except upon terms not less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company. If any such transaction or series of related transactions has an aggregate value in excess of U.S. $10 million, prior to such transaction, the Company will obtain a favorable written opinion from (i) the audit committee of the Company, which committee shall include at least two independent members of the Board of Directors and (ii) at least one independent consultant that the terms of the transaction are consistent with those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

The foregoing paragraphs do not apply to:

(a)	any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(b)	any transaction or payment required pursuant to Argentine laws and regulations to be made on terms different than in comparable arm’s-length transactions;

(c)
any payments made pursuant to the Technical Assistance Agreement, dated September 15, 2005, between EDF and the Company, or pursuant to a technical service or operating agreement with the then current strategic operator on or prior to the fifth anniversary of the Issuance Date (or later, if the Company is required under any applicable rules or regulations or by any relevant authorities to engage a strategic operator after such fifth anniversary); in an aggregate amount not to exceed U.S. $2.0 million (or its equivalent in other currencies), net of withholding taxes, in any fiscal year;

(d)
any payments to Electricidad Argentina S.A. (EASA) in an aggregate amount (including, but not limited to, withholding taxes, but net of value added taxes) not to exceed U.S. $2.5 million (or its equivalent in other currencies) in any fiscal year; or

(e)
the performance by any of the Company or its Restricted Subsidiaries of its obligations under the terms of any agreement or instrument in effect on the Issuance Date and disclosed in the Offering Memorandum under the heading “Related Party Transactions.”

9.5	Limitation on Restricted Payments

The Company will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a Restricted Payment):

(a)
declare or pay any dividend or return of capital or make any distribution on or in respect of Equity Interests of the Company or any Restricted Subsidiary to Holders of such Equity Interests other than (i) any dividends or distributions in the form of Qualified Equity Interests of the Company, (ii) dividends, distributions or returns of capital payable to the Company or a Restricted Subsidiary, (iii) dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries on the one hand, and minority Holders of Equity Interests of a Restricted Subsidiary on the other hand or (iv) any payments permitted to be made pursuant to Section 9.4 (Limitation on Transactions with Shareholders and Affiliates);

(b)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

(c)
repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness, other than (i) scheduled payments of interest or principal (provided no Default or Event of Default shall have occurred and be continuing), (ii) any intercompany Indebtedness between or among the Company and/or any Restricted Subsidiaries or (iii) any payments permitted to be made pursuant to Section 9.4 (Limitation on Transactions with Shareholders and Affiliates); or

(d)	make any Investments (other than Permitted Investments);

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(x)	no Default has occurred and is continuing; and

(y)	the Company could incur at least U.S.$1.00 of Indebtedness under the Leverage Ratio test set forth in Section 9.2 (Limitations on Indebtedness) hereof.

9.6	Delivery of Financial Statements

The Company will furnish to the Trustee:

(a)
as soon as available, but in any event within 120 days after the end of each fiscal year (December 31) of the Company, a copy of the consolidated balance sheet of the Company as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, audited by independent accountants selected by the Company and of internationally recognized standing;

(b)
as soon as available, but in any event within 75 days after the end of each of the first three fiscal quarters of the Company, a copy of the unaudited consolidated balance sheet of the Company as of the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company for such quarter and the portion of the fiscal year through such date;

(c)
concurrently with the delivery of the financial statements for each fiscal year and the second fiscal quarter of the Company referred to in clauses (a) and (b), respectively above, a certificate of the Company’s general manager or Chief Financial Officer certifying the calculation of the Leverage Ratio and the Interest Expense Coverage Ratio; and

(d)
concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the general manager or chief financial officer of the Company stating whether, to the best of such officer’s knowledge, anything came to his or her attention to cause him or her to believe that there existed on the date of such statements a Default or an Event of Default, and if so, specifying the nature and period of existence thereof.

All of the financial statements referred to in (a) and (b) above are to be complete and correct in all material respects, to be prepared in reasonable detail and in accordance with Argentine GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

9.7	Notices of Default

The Company will use reasonable efforts to notify the Trustee by facsimile or electronic mail (receipt confirmed telephonically or by electronic mail or electronic mail receipt) promptly after it becomes aware of the occurrence of any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default. Each notice given pursuant to this paragraph shall be accompanied by a certificate of an Officer of the Company setting forth the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

9.8	Maintenance of Notes Listing

The Company will use its reasonable best efforts to obtain and maintain a listing on the Buenos Aires Stock Exchange, the admission to trading on the Mercado Abierto Electrónico S.A., a listing on the Luxembourg Stock Exchange and the admission to trading on the Euro MTF market of the Luxembourg Stock Exchange. In the event that the Notes are admitted to trading on Euro MTF, the Company will use commercially reasonable efforts to maintain such listing; provided that the Company may terminate such listing and delist the Notes from Euro MTF if it determines that the provisions of the European Transparency Obligations Directive (2003/2004/COD) or other applicable legislation becomes unduly onerous or burdensome, in which case the Company will use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation for the Notes by another listing authority, exchange and/or system within or outside the European Union, as it may decide and to the extent feasible.

9.9	Corporate Existence

Except as otherwise permitted under this Indenture and referred to below under Section 9.16 (Limitations on Mergers, Consolidations, Sales and Conveyances), the Company, at all times, will do all things necessary to preserve and keep in full force and effect its corporate existence and preserve and keep in full force and effect in all respects all material licenses and permits necessary to the proper conduct of its business and its rights (charter and statutory) and franchises and such rights and franchises of its Restricted Subsidiaries necessary to the proper conduct of the business of the Company and such Subsidiaries, as a whole.

9.10	Conduct of Business.

The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business.

9.11	Maintenance of Properties

The Company will cause all material tangible properties used in the conduct of its business or the business of any of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the Company’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that this covenant will not prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is desirable in the conduct of its business and the business of its Subsidiaries taken as a whole and not adverse in any material respect to the Holders of the Notes.

9.12	Maintenance of Insurance

The Company will, and will cause each of its Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by electricity distribution companies, subject to any applicable laws and regulations of Argentina.

9.13	Payment of Taxes and Other Claims

The Company will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or its Subsidiaries; provided, however, that neither the Company nor any Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim which is being contested in good faith and, if appropriate, by appropriate legal proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, to the extent required by Argentine GAAP.

9.14	Designation of Restricted and Unrestricted Subsidiaries.

(a)	The Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary under this Indenture if:

(i)	the Restricted Subsidiary is not a Significant Subsidiary;

(ii)	no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation;

(iii)	such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Indebtedness of, or any Lien on any property of, the Company or any Restricted Subsidiary; and

(iv)
the Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 9.4 (Limitation on Transactions with Shareholders and Affiliates).

If the Subsidiary being designated as an Unrestricted Subsidiary is, at the time of designation, a Restricted Subsidiary, the consequences set forth in paragraph (c) apply. Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)	(i)
A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) above will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(ii)	The Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default

(c)	Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

(i)
all existing Investments of the Company and the Restricted Subsidiaries therein valued at the Company’s proportional share of the fair market value of its assets less liabilities will be deemed made at that time;

(ii)
all existing Indebtedness of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(iii)	all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time; and

(iv)	it will cease to be subject to the provisions of this Indenture and the Notes as a Restricted Subsidiary.

(d)	Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

(i)	all of its Indebtedness and Disqualified Stock will be deemed incurred at that time for purposes of Section 9.2 (Limitations on Indebtedness);

(ii)
Investments therein previously charged under Section 9.5 (Limitation on Restricted Payments), as adjusted to reflect any change in the Company’s proportional share of the fair market value of its assets less liabilities, will be credited thereunder; and

(iii)	it will thenceforward be subject to the provisions of this Indenture and the Notes as a Restricted Subsidiary.

Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary shall, unless so noted by the Company, be deemed to include the designation of all of the Subsidiaries of such Subsidiary. Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a copy of the resolutions of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions, not later than the next succeeding delivery of financial statements as required under Section 9.6 (Delivery of Financial Statements).

9.15	Limitation of Applicability of Certain Covenants

Notwithstanding the foregoing, the obligations of the Company and its Restricted Subsidiaries to comply with the covenants described above under the captions Sections 9.2 (Limitations on Indebtedness), 9.3 (Limitations on Asset Sales), and 9.5 (Limitation on Restricted Payments) (collectively, the Suspended Covenants) will be suspended and cease to have any further effect during the period (the Suspended Period) from and after the first date that either (a) the Company attains from at least one of the Rating Agencies, a rating on its long-term debt denominated in currencies other than pesos that is Investment Grade or (b) the Leverage Ratio (as certified by the Company’s auditors) is equal to or lower than 2.5 and until, as applicable, the date (the Reversion Date) on which either (i) none of the Rating Agencies provide the Company’s non-Peso denominated long-term debt an Investment Grade rating or (ii) the Leverage Ratio is greater than 2.5. On the Reversion Date, the Company and its Restricted Subsidiaries’ obligation to comply with the Suspended Covenants shall be reinstated; provided, however, that the Suspended Covenants will not be of any effect with regard to actions of the Company or its Restricted Subsidiaries taken during the Suspension Period, and no Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On the Reversion Date, all Indebtedness incurred while the Suspended Covenants were suspended will be classified to have been incurred pursuant to one of the paragraphs set forth in Section 9.2 (Limitations on Indebtedness) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 9.2 (Limitations on Indebtedness) such Indebtedness will be deemed to have been outstanding on the Issuance Date, so that it is classified as permitted under paragraph (a) of Section 9.2 (Limitation on Indebtedness).

9.16	Limitations on Mergers, Consolidations, Sales and Conveyances

The Company will not enter into any merger, consolidation, spin-off or reorganization with any Person (whether or not the Company is the surviving or continuing Person) or sell, assign, transfer or otherwise convey or dispose of all or substantially all of its and its Restricted Subsidiaries’ assets, taken as a whole, whether by one transaction or a series of transactions, to any Person unless:

(a)	the surviving or transferee Person (if not the Company) is a sociedad anónima organized under the laws of Argentina;

(b)
the surviving or transferee Person (if not the Company) shall have expressly assumed, by a document executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(c)
immediately after giving effect to such transaction or series of transactions on a pro forma basis, (A) no Default or Event of Default shall have occurred and be continuing, and (B) the Leverage Ratio of the Company or such surviving entity will be equal to or lower than the Leverage Ratio of the Company immediately prior to such transaction, as certified by the Company’s auditors;

(d)
the rating of the Notes by any Rating Agency shall not have been downgraded as a result of such transaction or series of transactions within sixty (60) days of the public announcement of such transaction or series of transactions; and

(e)
the surviving or transferee Person shall have delivered to the Trustee an Officers’ Certificate stating that such merger, consolidation, sale, assignment, transfer or other conveyance or disposition complies with this covenant and this Indenture.

Upon the occurrence of any of the transactions permitted by the preceding paragraph, the surviving or transferee Person (if not the Company) will succeed to and become substituted for the Company, and may exercise every right and power of the Company, with the same effect as if it had been named in the Notes and this Indenture. Following such transaction, the Company will be released from its liability as obligor on the Notes and under this Indenture.

In the event of any such sale, assignment, transfer, conveyance or disposition, the Company, as the predecessor entity, may be dissolved, wound-up or liquidated at any time thereafter.

9.17	Payment of Additional Amounts

All payments of principal, premium or interest by the Company in respect of the Notes will be made without deduction or withholding for or on account of any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf any Argentine Tax Jurisdiction (Argentine Taxes), unless the Company is compelled by law to deduct or withhold such Argentine Taxes. In any such event, the Company will pay such additional amounts (Additional Amounts) in respect of Argentine Taxes as may be necessary to ensure that the amounts received by Holders and beneficial owners of such Notes after such withholding or deduction will equal the respective amounts that would have been received in respect of such Notes in the absence of such withholding or deduction, except that no such Additional Amounts will be payable:

(a)
to or on behalf of a Holder or beneficial owner of a Note that is liable for Argentine Taxes in respect of such Note by reason of having a present or former connection with an Argentine Tax Jurisdiction other than merely the holding or owning of such Note or the enforcement of rights with respect to such Note or the receipt of income or any payments in respect thereof;

(b)
to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, documentation or other reporting requirement (within 45 calendar days following a written request from the Company to the Holder or beneficial owner, as applicable, for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Argentine Taxes;

(c)	to or on behalf of a Holder or beneficial owner of a Note in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

(d)	to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes payable otherwise than by withholding from payment of principal of, premium, if any, or interest on the Notes;

(e)
to or on behalf of a Holder or beneficial owner of a Note in respect of any Taxes that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/E on the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, and January 21, 2003, or any law implementing or complying with, or introduced in order to conform to, such a directive;

(f)
to or on behalf of a Holder or beneficial owner of a Note in respect of any Taxes that would not have been imposed if presentation for payment of the relevant notes had been made to a paying agent other than the paying agent to which the presentation was made;

(g)
to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the fact that the Holder presented such Note for payment (where presentation is required) more than 30 days after the later of :

(i)	the date on which such payment became due and

(ii)
if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount is received and notice of such receipt has been given to the Holders by the Trustee; or

(h)	any combination of items (a) to (g) above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Notes to any Holder or beneficial owner of a Note who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of an Argentine Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Notes.

To the extent required by applicable law, the Company will withhold or deduct any Argentine Taxes required by such law and remit the full amount deducted or withheld to the relevant authority.

The Company will furnish to the Trustee, within 60 days after the date of receipt of written request from the Holders or beneficial owners of the Notes through the Trustee, copies of such receipts evidencing the payment of any Argentine Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Argentine Taxes and as is reasonably available to us or to the Trustee. The Trustee will make such evidence available to the Holders or beneficial owners of Notes upon request.

The Company will pay any present or future stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Argentine Tax Jurisdiction in respect of the execution, issue, registration or delivery of the Notes or any other document or instrument referred to hereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes and/or any other such document or instrument.

The Company covenants that if the Company or the Trustee or any Paying Agent is required by law to make any deduction or withholding on payments of principal of or interest on the Notes for or on account of any Argentine tax, duty, assessment or other governmental charge, the Company shall, at least 10 Business Days prior to the first payment on which such deduction or withholding is applicable, (and at least 10 Business Days prior to each succeeding payment date or any redemption date or maturity date if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate) deliver to the Trustee (with a copy to any other Paying Agent) an Officer’s Certificate specifying the amount so required to be deducted or withheld and certifying that the Company shall pay such deduction or withholding.

The Company hereby covenants to indemnify the Trustee (and each other Paying Agent) for, and to hold the Trustee harmless against any loss, liability or expense incurred without negligence or bad faith on the Trustee’s part arising out of actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 9.17 or the failure of the Trustee to receive on a timely basis such Officer’s Certificate or any information or documentation requested by it or otherwise required by applicable laws or regulations to be obtained, furnished or filed in respect of any tax, duty, assessment or other governmental charge pursuant to the foregoing provisions of this Section 9.17.

The indemnification obligations of the Company under this Section 9.17 shall survive the payment of the Notes, the resignation or removal of the Trustee and any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person to the Company and to any jurisdiction in which such successor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

9.18	Money for Note Payments to be Held in Trust

If the Company shall at any time act as its own Paying Agent, it will, on or before each payment date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled to such payment a sum sufficient to pay the principal (and premium, if any) or interest due until such sums shall he paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act

Whenever the Company shall have one or more Paying Agents, it will, prior to each payment date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. Principal and interest shall be considered paid on the date due if on such date the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company will cause each Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.18, that such Paying Agent will:

(a)
hold all sums held by it for the payment of the principal of (and premium, if any) or interest, or any other amounts due on Notes, in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)
give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest or any other amounts due on the Notes; and

(c)	at any time during the continuance of any such default, upon the written request of the Trustee, immediately pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same term as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note which remains unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the city of Buenos Aires, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

9.19	Ranking of Notes

The Company will ensure that its obligations under the Notes will at all times constitute direct, unconditional, unsecured and unsubordinated obligations of the Company ranking at least pari passu in priority of payment, in right of security upon liquidation and in all other respects among themselves and with all other unsecured indebtedness of the Company now or hereafter outstanding, except to the extent that such other indebtedness may be preferred by mandatory provisions of applicable law or subordinated by its terms.

ARTICLE 10. REDEMPTION OF NOTES

10.1	Applicability of Article

Redemption of Notes, at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 10.

10.2	Redemption at the Company’s Option

(a)
At any time and from time to time prior to October 9, 2012, upon not less than 30 nor more than 60 days notice, the Company may redeem the Notes with the net cash proceeds received by it from any Public Equity Offering at a redemption price equal to 110.5% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including any additional notes of such series; provided that (i) in each case the redemption takes place not later than 180 days after the closing of the related Public Equity Offering, and (ii) not less than 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes of such series) remains outstanding immediately thereafter.

(b)
At any time on or after October 9, 2012 and prior to maturity, upon not less than 30 nor more than 60 days’ notice to the Trustee, the Company may redeem all or part of the Notes. These redemptions will be in amounts of U.S. $2,000 or integral multiples of U.S. $1,000 in excess thereof at the following redemption prices (expressed as percentages of their principal amount at maturity) plus, in each case, accrued and unpaid interest and Additional Amounts, if any, to the redemption date, if redeemed during the 12-month period commencing on October 9 of the years set forth below. This redemption is subject to the right of holders of record on the relevant regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date.

Year	Redemption Price
2012	105.250%
2013	102.625%
2014	101.313%
2015 and thereafter	100%

Notice of redemption will be given as described herein.

(c)
Subject to the foregoing, in the case of any Optional Redemption of less than all of the Notes, such Notes will be redeemed, to the extent permitted under applicable law and securities exchange rules, on a pro rata basis. If any Notes are to be redeemed only in part, the notice of redemption relating to such Notes shall state the portion of the principal amount thereof to be redeemed. Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Notes. Interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the later of the redemption date or the date on which the relevant redemption price is effectively paid to holders of Notes or portions thereof called for redemption.

10.3	Repurchase at the Option of Holders Upon a Change of Control

If a Change of Control occurs, each Holder of the Notes will have the right to require the Company to repurchase all or any part (in any integral multiple of U.S. $1,000.00) of that Holder’s Notes pursuant to an offer (the Change of Control Offer) made by the Company on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer to purchase such Holder’s Notes at a purchase price in cash equal to 100% of the aggregate principal amount of such Notes to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, on such Notes to be repurchased to the date of purchase, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date (the Change of Control Payment). Within 30 days following a Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the applicable Notes on a date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the Change of Control Payment Date), pursuant to the procedures required by this Indenture and described in such notice. To the extent that the provisions of any securities laws or regulations to be issued in the future conflict with the Change of Control provisions of this Indenture, the Company will make the Change of Control Offer in accordance with the applicable provisions of the securities laws and regulations (and the terms set forth herein that do not conflict with such provisions) and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(a)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Trustee will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described under Section 10.2 (Redemption at the Company’s Option), unless and until there is a default in payment of the applicable redemption price.

10.4	Redemption for Taxation Reasons

The Company may redeem the Notes at its option in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ written notice (which will be irrevocable) to the Trustee and, if applicable, to the CNV, in writing and to the Luxembourg Stock Exchange, if the rules of such exchange so require, such notice to be given by publication in the English language in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort or the Tageblatt), or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. The notes may be redeemed at a redemption price equal to 100% of the outstanding principal amount thereof, together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of the Republic of Argentina or any political subdivision of or any taxing authority in the Republic of Argentina (each an Argentine Tax Jurisdiction) or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction, the Company has or will become obligated to pay Additional Amounts with respect to a payment on or in respect of the Notes, which change or amendment becomes effective on or after the date of issuance of the Notes (or, in the case of a successor Person to the Company, as of the date such Person assumes the obligations of the Company), and the Company determines in good faith that such obligation cannot be avoided by its taking reasonable measures available to it. No such notice of redemption may be given earlier than 60 days prior to the earliest date on which we would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the distribution of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee a certificate signed by a duly authorized Officer stating that it has or will become obligated to pay Additional Amounts as a result of such change or amendment, and that such obligation cannot be avoided by its taking reasonable measures available to it. The Company will also deliver to the Trustee, prior to the distribution of such notice, an Opinion of Counsel to the effect that as a result of such change or amendment the Company will be obligated to pay Additional Amounts. The Trustee will be entitled to accept such certificate and such opinion as sufficient evidence of the satisfaction of the conditions precedent contained in the second preceding sentence, in which event it will be conclusive and binding on the Holders.

10.5	Market Purchases

The Company may at any time and from time to time purchase Notes to the extent permitted by applicable law.

10.6	Selection by Trustee of Notes to be Redeemed

If less than all of the Notes are to be redeemed at any time, the Trustee will select the particular Notes or portions (equal to U.S. $1,000 or any integral multiple thereof) as follows:

(a)
if the Notes are listed on one or more securities exchanges, in compliance with the requirements, if any, of the principal securities exchange on which the Notes are listed (as set forth in an Officers’ Certificate delivered by the Company to the Trustee); or

(b)	if the Notes are not so listed or if such requirements are not so certified, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

The Trustee shall promptly notify the Company and each Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

10.7	Notice of Redemption

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register. In addition, the Company shall, at least 30 and not more than 60 days before the Redemption Date, cause notice of such redemption to be published in the Daily Bulletin of the Buenos Aires Stock Exchange and a leading newspaper having a general circulation in Argentina (expected to be La Nación) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, a newspaper having a general circulation in Luxembourg (expected to be the d’Wort), with a copy to the Trustee. Notices of redemption may not be conditional.

All notices of redemption shall identify the Note and state:

(a)	the Redemption Date;
(b)	the Redemption Price;
(c)	a brief statement setting forth the Company’s right to effect such redemption and, if any conditions to such redemption apply, the Company’s basis therefor;
(d)	if less than all the Notes then Outstanding are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed;
(e)	that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date; and
(f)	unless all of the Notes are Global Notes, the place or places where such Notes are to be surrendered for payment of the Redemption Price.
Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

10.8	Deposit of Redemption Price

On or before 12:00 noon, New York time, at least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.17 (Payment of Additional Amounts)) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts, all the Notes which are to be redeemed on that date.

10.9	Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the New Debt so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price together with accrued interests and Additional Amounts, if any therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, accrued interest and any Additional Amounts) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date and any Additional Amounts; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.6 (Payment of Interest; Interest Rights Preserved) and to Lenders, if applicable.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

10.10	Notes Redeemed in Part

Any Note that is not a Global Note and that is to be redeemed only in part shall be surrendered at an office or agency of the Company (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If any Global Note is to be redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount at maturity of such Global Note by an amount equal to the redeemed portion of the Global Note, provided that the Global Note shall be in an authorized denomination.

10.11	Redemptions and Purchases of the Notes

In this Indenture and the Notes, the Company’s obligations to prepay or repurchase the Notes shall be construed to give effect to the Company’s concurrent obligation to purchase or prepay all of the Notes, on a pro rata basis.

ARTICLE 11. DEFEASANCE AND COVENANT DEFEASANCE

11.1	Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may at its option by Board Resolution, at any time, elect to have either Section 11.2 (Defeasance and Discharge) or Section 11.3 (Covenant Defeasance) applied to the Notes then Outstanding upon compliance with the conditions set forth below in this Article 11.

11.2	Defeasance and Discharge

Upon the Company’s exercise of the option provided in Section 11.1 (Company’s Option to Effect Defeasance or Covenant Defeasance) applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to the Notes then Outstanding on the date the conditions set forth below are satisfied with respect to such Notes (hereinafter, defeasance). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes then Outstanding and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:

(a)
the rights of Holders of such Notes to receive, solely from the trust fund described in Section 11.4 (Conditions to Defeasance or Covenant Defeasance) and as more fully set forth in such Section 11.4 (Conditions to Defeasance or Covenant Defeasance), payments in respect of the principal of (and premium, if any) and interest and Additional Amounts, if any, on such Notes when such payments are due;

(b)
the Company’s obligations with respect to such Notes under Sections 3.4 (Registration, Registration of Transfer and Exchange Generally), 3.5 (Mutilated, Destroyed, Lost and Stolen Notes), 3.6 (Payment of Interest; Interest Rights Preserved);

(c)	the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(d)	this Article 11.

Subject to compliance with this Article 11, the Company may pursuant to Section 11.1 (Company’s Option to Effect Defeasance or Covenant Defeasance) elect to have this Section 11.2 applied to the Notes then Outstanding notwithstanding its prior election pursuant to Section 11.1 (Company’s Option to Effect Defeasance or Covenant Defeasance) to have Section 11.3 (Covenant Defeasance) applied to the Notes then Outstanding.

11.3	Covenant Defeasance

Upon the Company’s exercise of the option provided in Section 11.1 (Company’s Option to Effect Defeasance or Covenant Defeasance) applicable to this Section.

(a)	the Company shall be released from its obligations under Article 9 (Covenants); and
(b)
the occurrence of an event specified in Section 5.1(d) (Events of Default) (with respect to Article 9) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, covenant defeasance).

For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such section or clause or by reason of any reference in any such section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

11.4	Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 11.2 (Defeasance and Discharge) or Section 11.3 (Covenant Defeasance) to the Notes:

(a)
The Company shall irrevocably have deposited or caused to be deposited with the Trustee funds in trust, for the benefit of Holders of the Notes, cash in U.S. Dollars or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a recognized firm of independent certified public accountants, to pay and discharge the principal of and each installment of interest (and Additional Amounts) on such Notes on the Stated Maturity of such principal or installment of Interest in accordance with the terms of this Indenture and of the Notes;

(b)
in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling (that in each case applies to defeasance) or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)
in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the respective outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and or covenant defeasance had not occurred;

(d)
no Event of Default or event which with the giving of notice, lapse of time or satisfaction or any other condition or any combination of the foregoing would become an Event of Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit or, insofar as Events of Default resulting from bankruptcy or insolvency events are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)
such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company;

(f)
such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(g)
the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent provided for relating to either defeasance or covenant defeasance, as the case may be, have been complied with and no violations under instruments or agreements governing any other outstanding Indebtedness of the Company would result as a consequence of such defeasance or covenant defeasance, as the case may be;

(h)
the Company has delivered to the Trustee, subject to certain exceptions set forth in this Indenture, an opinion of its Argentine counsel to the effect that after two years following the deposit, the trust funds deposited in accordance with Argentine law No. 24,441 will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under the laws of Argentina; and

(i)	the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of this Indenture.

11.5	Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.2 (Redemption at the Company’s Option), all Dollars and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively, for purposes of this Section 11.5, the Trustee) pursuant to Section 11.4 (Conditions to Defeasance or Covenant Defeasance) in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Dollars or the Government Obligations deposited with the Trustee pursuant to Section 11.4 (Conditions to Defeasance or Covenant Defeasance) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes.

Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any Dollars or Government Obligations held by it as provided in Section 11.4 (Conditions to Defeasance or Covenant Defeasance) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

11.6	Reinstatement

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.2 (Defeasance and Discharge) or Section 11.3 (Covenant Defeasance) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 11 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.2 (Defeasance and Discharge) or Section 11.3 (Covenant Defeasance); provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1	No Liability of Directors, Officers, Employees, Incorporators, Members, and Stockholders

Except as specifically provided under Argentine law, no director, officer, employee, member of the Statutory Audit Committee, incorporator, member or stockholder of the Company will have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations. Each holder of the Notes by accepting such Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws of the United States and it is the view of the SEC that such a waiver is against public policy. In addition, the waiver may not be effective to waive liabilities for any damage caused to Holders in violation of the Negotiable Obligations Law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A.

By:	/s/ Rogelio Pagano

Rogelio Pagano

Title:	Director de Finanzas y Control

THE BANK OF NEW YORK, as Trustee

By:	/s/ Edgar Ramos

Edgar Ramos

Title:	Assistant Vice President

BANCO SANTANDER RÍO S.A., as representative of the Trustee in Argentina

By:	/s/ Oscar Amechino

Oscar Amechino

Title:	Gerente Departamental

By:	/s/ Claudio A. Cesario

Claudio A. Cesario

Title:	Gerente Principal

EXHIBIT A

[Form of Face of Note]

[RESTRICTED / REGULATION S] 10.5% NOTE DUE 2017

Empresa Distribuidora y Comercializadora Norte S.A.

(incorporated in the City of Buenos Aires, Argentina, with Limited Liability (sociedad anónima) under the laws of the Republic of Argentina on July 21, 1992, for a term of duration of 95 years, and registered with the Public Registry of Commerce on August 3, 1992 under No. 7,041, Book  111, Volume A of Sociedades Anónimas and with principal offices at Azopardo 1025, City of Buenos Aires, Argentina)

Cusip No. [ ]	ISIN No. [ ]	No. [ ]	U.S. $[ ]

Series: 10.5% Senior Note due 2017 for an aggregate principal amount of U.S. $220,000,000 (the Notes)

[Legend if the Note is a Restricted Note:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

[Legend if the Note is a Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

Exhibit A-1

[Legend if the Note is a Certificated Note:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.]

Empresa Distribuidora y Comercializadora Norte S.A., a sociedad anónima duly organized and existing under the laws of Argentina (herein called the Company, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or to its registered assigns, the principal sum of U.S. $220,000,000 or such lesser amount as shall remain Outstanding after giving effect to any scheduled payment of principal or any cancellation, redemption or prepayment of this Note in accordance with the Indenture, and to pay interest thereon from October 9, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 9 and October 9 in each year, at the rate of 10.5% per year (the Interest Rate), until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 2% per annum plus the Interest Rate on any overdue principal and premium and on any overdue installment of interest until paid.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the March 25 or September 24 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest (as defined below) to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on the Notes shall be computed based on a 360-day year of twelve 30-day months.

Payments in respect of this Note will be made by wire transfer of immediately available funds to the accounts specified by the Holder of this Note, or, if no account is specified, by mailing a check to each Holder’s address in the Registrar. All such payments are subject to the provisions in Section 1.15 (Legal Holidays) of the Indenture relating to legal holidays.

The Company may from time to time, without the consent of the holders of this Note, subject to the provisions of hereof, create and issue additional notes having terms and conditions the same as those of this Note (Additional Notes), except for the payment of interest accruing prior to the issue date of such Additional Notes and, in some cases, except for the first payment of interest following the issue date of such Additional Notes, which Additional Notes may be consolidated and form a single series with the outstanding Notes. The Company shall not issue any Additional Notes unless such Additional Notes have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October       , 2007

By:
Name:
Title: Member of the Board of Directors

By:
Name:
Title: Member of the Statutory Audit Committee

Exhibit A-3

CERTIFICATE OF AUTHENTICATION

This note is one of the Notes designated herein and referred to in the within-mentioned Indenture.

The Bank of New York,
AS TRUSTEE

By:
(Authorized Signatory Name)
Name:
Title:

Exhibit A-4

[If Note is a Global Note, insert the following:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be U.S. $220,000,000. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

]

Exhibit A-5

EXHIBIT B

[Form of Reverse of Note]

Reverse of Note

1.
This Note is a negotiable obligation under Argentine Law No. 23,576, as amended (the Negotiable Obligations Law). This Note is one of a duly authorized issue of Notes of the Company designated as its 10.5% Notes due 2017 (herein called the Notes) issued and to be issued under an Indenture, dated as of October 9, 2007, 2006 (herein called the Indenture), between the Company, The Bank of New York, as Trustee (herein called the Trustee, which term includes any successor trustee under the Indenture) and Banco Santander Río S.A. (as representative of the Trustee in Argentina, Registrar, Transfer and Paying Agent and herein called the Paying Agent, which term includes any successor paying agent under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. References to Sections herein are references to Sections of the Indenture.

2.
In accordance with Section 10.2 (Redemption at the Company’s Option) of the Indenture, (A) At any time and from time to time prior to October 9, 2012, upon not less than 30 nor more than 60 days notice to the Trustee, the Company may redeem the Notes with the net cash proceeds received by it from any Public Equity Offering at a redemption price equal to 110.5% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including any additional notes of such series; provided that (i) in each case the redemption takes place not later than 180 days after the closing of the related Public Equity Offering, and (ii) not less than 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes of such series) remains outstanding immediately thereafter and (B) At any time on or after October 9, 2012 and prior to maturity, upon not less than 30 nor more than 60 days’ notice, the Company may redeem all or part of the Notes. These redemptions will be in amounts of U.S. $2,000 or integral multiples of U.S. $1,000 in excess thereof at the following redemption prices (expressed as percentages of their principal amount at maturity) plus, in each case, accrued and unpaid interest and Additional Amounts, if any, to the redemption date, if redeemed during the 12-month period commencing on October 9 of the years set forth below. This redemption is subject to the right of holders of record on the relevant regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date.

Year	Redemption Price
2012	105.250%
2013	102.625%
2014	101.313%
2015 and thereafter	100%

3.	In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Exhibit B-1

4.
In accordance with Section 10.3 (Repurchase at the Option of Holders Upon a Change of Control) of the Indenture, if a Change of Control occurs, each Holder of the Notes will have the right to require the Company to repurchase all or any part (in any integral multiple of U.S. $1,000.00) of that Holder’s Notes pursuant to an offer (the Change of Control Offer) made by the Company on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer to purchase such Holder’s Notes at a purchase price in cash equal to 100% of the aggregate principal amount of such Notes to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, on such Notes to be repurchased to the date of purchase, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date (the Change of Control Payment). Within 30 days following a Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the applicable Notes on a date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the Change of Control Payment Date), pursuant to the procedures required by the Indenture and described in such Change of Control Offer Notice. To the extent that the provisions of any securities laws or regulations to be issued in the future conflict with the Change of Control provisions of the Indenture, the Company will make the Change of Control Offer in accordance with the applicable provisions of the securities laws and regulations (and the terms set forth herein that do not conflict with such provisions) and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

5.	On the Change of Control Payment Date, the Company will, to the extent lawful:

a.	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

b.	deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

c.
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

6.
The Trustee will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

7.
The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described under Section 10.2 (Redemption at the Company’s Option) of the Indenture, unless and until there is a default in payment of the applicable redemption price.

8.
The Company may redeem the Notes at its option in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ written notice (which will be irrevocable) to the Trustee and, if applicable, to the CNV, in writing and to the Luxembourg Stock Exchange, if the rules of such exchange so require, such notice to be given by publication in the English language in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort or the Tageblatt), or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. The notes may be redeemed at a redemption price equal to 100% of the outstanding principal amount thereof, together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of the Republic of Argentina or any political subdivision of or any taxing authority in the Republic of Argentina (each an Argentine Tax Jurisdiction) or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction, the Company has or will become obligated to pay Additional Amounts with respect to a payment on or in respect of the Notes, which change or amendment becomes effective on or after the date of issuance of the Notes (or, in the case of a successor Person to the Company, as of the date such Person assumes the obligations of the Company), and the Company determines in good faith that such obligation cannot be avoided by its taking reasonable measures available to it. No such notice of redemption may be given earlier than 60 days prior to the earliest date on which we would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the distribution of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee a certificate signed by a duly authorized officer stating that it has or will become obligated to pay Additional Amounts as a result of such change or amendment, and that such obligation cannot be avoided by its taking reasonable measures available to it. The Company will also deliver to the Trustee, prior to the distribution of such notice, an opinion of counsel to the effect that as a result of such change or amendment the Company will be obligated to pay Additional Amounts. The Trustee will be entitled to accept such certificate and such opinion as sufficient evidence of the satisfaction of the conditions precedent contained in the second preceding sentence, in which event it will be conclusive and binding on the holders.

Exhibit B-2

9.
The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

10.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Notes then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

11.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

12.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes executed by the Company and authenticated and delivered by the Trustee, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

13.
The Notes are issuable only in registered form without coupons in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

14.
No service charge shall be made for any registration of transfer or exchange of Notes, but the Company, the Trustee or the Paying Agent may require (i) payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.3 (Execution, Authentication, Delivery and Dating), 3.4 (Registration, Registration of Transfer and Exchange Generally), 8.5 (Conformity with Trust Indenture Act and the Negotiable Obligations Law) or 10.11 (Redemptions and Purchases of the Notes) of the Indenture not involving any transfer and (ii) appropriate endorsements and transfer documents.

15.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Notes Register as the owner of this Note for the purpose of receiving payment of principal of (and premium, if any) and, subject to Section 3.4 (Registration, Registration of Transfer and Exchange Generally) of the Indenture, interest on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Exhibit B-3

16.	All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

17.
THE NEGOTIABLE OBLIGATIONS LAW GOVERNS THE LEGAL REQUIREMENTS FOR THIS NOTE TO QUALIFY AS AN “OBLIGACIÓN NEGOCIABLE” THEREUNDER WHILE SUCH LAW, TOGETHER WITH ARGENTINE LAW NO. 19,550, AS AMENDED AND OTHER ARGENTINE LAWS AND REGULATIONS, GOVERN THE CAPACITY AND CORPORATE AUTHORIZATION OF THE COMPANY TO EXECUTE AND DELIVER THIS NOTE AND THE INDENTURE AND THE AUTHORIZATION OF THE CNV FOR THE PUBLIC OFFERING OF THIS NOTE IN ARGENTINA. AS TO ALL OTHER MATTERS, THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

18.	Each of the following events with respect to the Notes shall be an event of default (Events of Default) in connection with the Notes:

a.
default in the payment of any principal of any of the Notes when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and such default continues for five calendar days;

b.
default in the payment of any interest or Additional Amounts, if applicable, when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and such default continues for thirty (30) calendar days;

c.	any failure to comply with the provisions of Sections 9.16 (Limitations on Mergers, Consolidations, Sales and Conveyances);

d.
any failure on the part of the Company to duly observe or perform any of the covenants or agreements of the Company under the Indenture (other than those referred to in (a) and (b) above) for a period of more than 30 calendar days after the date on which written notice thereof requiring the Company to remedy the same shall have been given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount Outstanding of the Notes;

e.
there occurs with respect to any Indebtedness of the Company or its Restricted Subsidiaries having a principal amount of U.S. $30 million (or its equivalent in other currencies) or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in the acceleration of the maturity of such Indebtedness or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

f.	there shall have been a revocation, cancellation, termination or suspension for more than twenty (20) consecutive days of the Concession Agreement;

g.
there shall have been entered against the Company or any of its Restricted Subsidiaries a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be taken or, within the applicable period to appeal, is taken for the payment of money, or the forfeiture of property with an aggregate value in excess of U.S. $30 million (or its equivalent in other currencies) and 60 calendar days shall have passed since the entry of the order without it being satisfied, discharged or stayed (a Judgment);

Exhibit B-4

h.
a distress, attachment, execution, seizure before judgment or other legal or extrajudicial process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Company or any of its Restricted Subsidiaries, which, if executed or consummated, would have a material adverse effect on the Company’s ability to make scheduled principal and interest payments on the Notes, unless (i) such distress, attachment, execution, seizure before judgment or other legal or extrajudicial process is discharged or stayed within 90 days of notice to the Company or such Restricted Subsidiary, as the case may be, or (ii) if such distress, attachment, execution, seizure before judgment or legal or extrajudicial process shall not have been discharged or stayed within such 90-day period, the Company or such Restricted Subsidiary, as the case may be, shall have contested in good faith by appropriate proceedings such distress, attachment, execution, seizure before judgment or legal process; provided that if such distress, attachment, execution, seizure before judgment or legal process shall not have been discharged or stayed within 365 days of notice to the Company or such Restricted Subsidiary, as the case may be, the Company or such Restricted Subsidiary shall have posted a bond or other appropriate collateral which shall have substituted such distress, attachment, execution, seizure before judgment or other legal or extrajudicial process within such time period;

i.	the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary shall, after the Issuance Date:

i.	make a general assignment for the benefit of its creditors,

ii.	be adjudicated bankrupt or insolvent, or

iii.
(A) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a “concurso preventivo de acreedores,” (B) seek approval of its creditors for an “acuerdo preventivo extrajudicial” through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such “acuerdo preventivo extrajudicial,” (C) file for court endorsement of an “acuerdo preventivo extrajudicial,” (D) apply for or consent to the appointment (in a similar court proceeding) of a receiver, trustee, liquidator or the like for itself or its property or (E) make a similar court filing seeking to take advantage of any applicable Insolvency Law;

j.
after the Issuance Date and without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, the appointment of a trustee, a receiver, liquidator or the like of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or of all of the assets thereof or other like relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary under any applicable bankruptcy or Insolvency Law, and either

i.	such proceeding shall not be actively contested by the Company or such Restricted Subsidiary in good faith, or

ii.	any order, judgment or decree shall be entered by any court of competent jurisdiction to effect any of the foregoing;

k.
any condemnation, seizure, compulsory purchase or expropriation, or taking into custody or control, by any governmental authority or agency of assets or share capital of the Company or its Restricted Subsidiaries which, in the aggregate, would be likely to have a material adverse effect upon the business and results of operations of the Company and its Restricted Subsidiaries taken as a whole; or

Exhibit B-5

l.	a general moratorium shall be agreed or declared in respect of the payment or performance of the obligations of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

19.
If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may and, at the direction or request of the holders of not less than 25% of the then outstanding aggregate principal amount of the Notes shall, by notice in writing to the Company, declare the principal amount of, and interest accrued on, the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Company.

20.
After a declaration of acceleration of the Notes, but before a judgment or decree of the money due in respect of the Notes has been obtained, the holders of not less than a majority of the then outstanding aggregate principal amount of the Notes, may rescind, by written notice to the Trustee, an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal and interest and any Additional Amounts on the Notes, which have become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

21.	The Company covenants that if:

(a)	a default occurs in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

(b)	a default occurs in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of this Note, (i) the aggregate amount then due and payable on this Note for principal (and premium, if any) and interest, (ii) to the extent that payment of default interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and interest, at the default interest rate applicable to this Note, and (iii) such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

22.
If the Company fails to pay such amounts immediately upon demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the amounts so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other successor obligor of this Note and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor of the Notes, wherever situated.

23.
If an Event of Default occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

24.
The Trustee shall not be bound to institute any proceedings or take any other actions described in the two preceding paragraphs unless (a) it shall have been so directed by the Holders of a majority in aggregate principal amount of Notes then Outstanding pursuant (and subject) to Section 5.12 (Control by Holders) of the Indenture and (b) it shall have received an indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such direction.

Exhibit B-6

25.
In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act, the Negotiable Obligations Law and Law 24,522, as amended, in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 (Compensation and Reimbursement) of the Indenture.

26.
No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

27.
All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

28.
No Holder of any Note will have any right by virtue of or by availing itself of any provision of the Indenture or the Notes to institute any suit, action or proceeding in equity or at law, or otherwise, upon or under or with respect to the Indenture, or the Notes, or for any remedy thereunder, unless:

(a)	such Holder previously shall have given to the Trustee written Notice of Default and of the continuance thereof,

(b)
the Holders of not less than 25% of the aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee under the Indenture and shall have offered to the Trustee an indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and

(c)
the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the Indenture.

29.
Notwithstanding any other provision in the Indenture and any provision of this Note, the right of any Holder of any Note to receive payment of the principal of and interest on this Note (including Additional Amounts) on or after the respective due dates expressed in this Note, or to institute suit (including any “acción ejecutiva individual” pursuant to Article 29 of the Negotiable Obligations Law) for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the prior consent of such Holder. To that effect, any beneficial owner of Global Notes will have the right to obtain evidence of its beneficial ownership interest in a Global Note in accordance with Argentine Decree 677/01, as amended (including for initiating summary proceedings (acción ejecutiva) in the manner provided by the Negotiable Obligations Law), and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

30.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such ease, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Exhibit B-7

31.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.6 (Payment of Interest; Interest Rights Preserved) of the Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

32.
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

33.
The Holders of a majority in principal amount of the Notes then Outstanding shall, upon offering to the Trustee indemnity satisfactory to it, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)	such direction shall not be in conflict with any rule of law or with the Indenture or shall not be adverse in any material respect to the Trustee; and

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c)	such right shall not impair the right of any individual Holder to file suits against the Company in accordance with Article 29 of the Negotiable Obligations Law.

34.
Subject to Section 5.2 (Acceleration of Maturity; Rescission and Annulment) of the Indenture, the Holders of not less than a majority in principal amount of the Notes then Outstanding may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

(a)	in the payment of the principal of (or premium, if any) or interest on any Note; or

(b)
in respect of a covenant or provision which under Section 8.2 (Supplemental Indentures With Consent of Holders) of the Indenture cannot be modified or amended without the consent of the Holder of each Note affected.

35.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

36.
In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this paragraph nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

Exhibit B-8

37.
To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding any time brought against the Company or any of its revenues, assets or properties in the courts identified above, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company has irrevocably agreed not to claim and has irrevocably waived such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Company has agreed that final judgment in any such suit, action or proceeding brought in such a court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process if effected upon the Company in the manner specified above or as otherwise permitted by law.

38.
The Company will not, and will not permit any of its Restricted Subsidiaries to incur, assume or suffer to exist, any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any Indebtedness of any Person, unless the Notes are equally and ratably secured by such Liens, other than the following (Permitted Liens):

(a)
Liens for taxes, assessments or governmental charges or claims or fines not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, to the extent required by Argentine GAAP;

(b)	Liens created by any Restricted Subsidiaries over their assets solely in favor of the Company or another Restricted Subsidiary;

(c)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)
Liens arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) any embargo preventivo or any other interlocutory or temporary attachment order or measure in connection with an action or proceeding during the pendency of such action or proceeding; (3) security for payment of workers’ compensation or other insurance or obligations arising from other social security laws; and (4) operation of law in favor of warehousemen, landlords, mechanics, material men, laborers, employees or suppliers or other similar liens imposed by law or by contract incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, and, in each case, for which adequate reserves are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, to the extent required by Argentine GAAP;

(e)
leases or subleases granted to others, easements, rights of way, zoning and similar covenants and restrictions and other similar encumbrances or title defects, which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(f)
Liens on property that secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach no later than 90 days after the date of such purchase or the completion of construction or improvement; provided that no such Lien shall extend to or cover any physical assets or equipment other than the physical assets or equipment being acquired, constructed or improved;

Exhibit B-9

(g)
Liens on property at the time the Company or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation of such Person with or into the Company or a Restricted Subsidiary; provided that such Liens are not created in contemplation of such acquisition and do not extend to any other property of the Company or any Restricted Subsidiary existing immediately prior to such acquisition;

(h)
escrow deposits, trusts or similar accounts created or established pursuant to the Restructuring Indenture, the Indenture or for the payment of debt service obligations under the Notes, including, without limitation, any deposits or accounts created and any encumbrances or interests granted in such deposits or accounts, in each case, in connection with or in furtherance of the application of the proceeds of this offering as described under “Use of Proceeds” in the Offering Memorandum;

(i)	any banker’s right of set-off arising from operation of law with respect to deposits made in the ordinary course of business by the Company;

(j)	Liens securing obligations under Hedging Contracts;

(k)
Liens in existence on the Issuance Date and any renewals or extensions thereof, so long as (A) such renewal or extension Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (B) the principal amount of the Indebtedness secured by such Lien, if applicable, is not increased;

(l)
Liens to secure any Permitted Refinancing Indebtedness which is Incurred to refinance any Indebtedness which has been secured by a Lien permitted under this paragraph; provided that such new Liens are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and do not extend to any property or assets other than property or assets securing the Indebtedness refinanced by such Permitted Refinancing Indebtedness;

(m)	Liens on Receivables and Related Assets securing Permitted Indebtedness described in Paragraph 40(h) hereof;

(n)	Liens arising or deemed to arise from a Sale and Leaseback Transaction;

(o)
Liens created or established in order to comply with any applicable rule, regulation, order, resolution, decree, directive or instruction of any federal, provincial or municipal government of Argentina, or any agency or instrumentality thereof, in connection with the conduct of a Permitted Business; and

(p)
Liens on any debt securities of the Company or a Restricted Subsidiary repurchased by the Company and securing Indebtedness the proceeds of which are used exclusively for the repurchase of debt securities of the Company or a Restricted Subsidiary;

provided that, notwithstanding the foregoing, any Lien, of any nature or source, on the concession granted pursuant to the Concession Agreement shall not be considered a Permitted Lien.

39.
The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company or any Restricted Subsidiary may Incur Indebtedness if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, no Default has occurred and is continuing and the Leverage Ratio is not greater than 3.75 or less than zero and the Interest Expense Coverage Ratio is not less than 2.0.

Exhibit B-10

40.
Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur the following Indebtedness if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, no Default has occurred and is continuing (Permitted Indebtedness):

(a)	Indebtedness outstanding on the Issuance Date, including any Notes issued on the Issuance Date;

(b)	Permitted Refinancing Indebtedness;

(c)	Subordinated Indebtedness;

(d)	Indebtedness Incurred for purposes of, and substantially all of the proceeds of which are applied to, financing of Regulatory Capital Expenditures;

(e)	Indebtedness in respect of Hedging Contracts;

(f)
Indebtedness with respect to letters of credit, bankers’ acceptances and similar obligations issued in the ordinary course of business and not supporting Indebtedness, including performance bonds and letters of credit supporting performance bonds;

(g)
Indebtedness of the Company or any of its Restricted Subsidiaries owed to the Company or any of its Restricted Subsidiaries so long as such Indebtedness continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company and such Indebtedness is owed to such Restricted Subsidiary, is subordinated in right of payment and priority to the Notes, pursuant to a Subordination Agreement;

(h)
Indebtedness under any one or more Permitted Receivables Financings, the combined aggregate principal amount of which does not exceed U.S.$35 million (or its equivalent in other currencies) at any time outstanding; and

(i)	Indebtedness Incurred for general corporate purposes in an aggregate principal amount not to exceed U.S. $50 million (or its equivalent in other currencies) at any time outstanding.

41.	The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless:

(a)	the Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

(b)
at least 75% of the value of the consideration therefrom is in the form of Cash and Cash Equivalents; provided that (i) any non-cash consideration received is for fair market value and (ii) the receipt of such non-cash consideration is otherwise permitted under the Indenture; and

(c)	immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing.

Exhibit B-11

42.
Within 270 days after the receipt of any Net Cash Proceeds from an Asset Sale (other than a Sale and Leaseback Transaction), the Company or any Restricted Subsidiary shall, at its election, apply the Net Cash Proceeds of such Asset Sale to (i) purchase, prepay or redeem Indebtedness of the Company or any Restricted Subsidiary or (ii) (A) acquire or commit to acquire all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business; or (B) acquire or commit to acquire assets that are to be used by the Company or a Restricted Subsidiary in a Permitted Business; provided that if the Company receives Net Cash Proceeds from Asset Sales in an aggregate amount in excess of U.S. $20 million in any fiscal year, the Company shall apply such excess, to the extent not otherwise applied as permitted in this paragraph within the following fiscal year, for the purposes set forth in clauses (i) or (ii) above.

The Company or any Restricted Subsidiary shall apply the Net Cash Proceeds of any Sale and Leaseback Transaction as set forth in clauses (i) or (ii)(B) in the immediately preceding paragraph.

43.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Company (other than Sociedad Anónima Centro de Movimiento de Energía (SACME)) except upon terms not less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

44.
If any such transaction or series of related transactions has an aggregate value in excess of U.S. $10 million, prior to such transaction, the Company will obtain a favorable written opinion from (i) the audit committee of the Company, which committee shall include at least two independent members of the Board of Directors and (ii) at least one independent consultant that the terms of the transaction are consistent with those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

45.	Paragraphs 51 and 52 do not apply to:

(a)	any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(b)	any transaction or payment required pursuant to Argentine laws and regulations to be made on terms different than in comparable arm’s-length transactions;

(c)
any payments made pursuant to the Technical Assistance Agreement, dated September 15, 2005, between EDF and the Company, or pursuant to a technical service or operating agreement with the then current strategic operator on or prior to the fifth anniversary of the Issuance Date (or later, if the Company is required under any applicable rules or regulations or by any relevant authorities to engage a strategic operator after such fifth anniversary); in an aggregate amount not to exceed U.S. $2.0 million (or its equivalent in other currencies), net of withholding taxes, in any fiscal year;

(d)
any payments to Electricidad Argentina S.A. (EASA) in an aggregate amount (including, but not limited to, withholding taxes, but net of value added taxes) not to exceed U.S. $2.5 million (or its equivalent in other currencies) in any fiscal year; or

(e)
the performance by any of the Company or its Restricted Subsidiaries of its obligations under the terms of any modification or replacement of such agreement in effect on the Issuance Date and disclosed in the Offering Memorandum under the heading “Related Party Transactions.”

46.	The Company will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a Restricted Payment):

Exhibit B-12

(a)
declare or pay any dividend or return of capital or make any distribution on or in respect of Equity Interests of the Company or any Restricted Subsidiary to Holders of such Equity Interests other than (i) any dividends or distributions in the form of Qualified Equity Interests of the Company, (ii) dividends, distributions or returns of capital payable to the Company or a Restricted Subsidiary, (iii) dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries on the one hand, and minority Holders of Equity Interests of a Restricted Subsidiary on the other hand or (iv) any payments permitted to be made pursuant to Section 9.4 (Limitation on Transactions with Shareholders and Affiliates) of the Indenture;

(b)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

(c)
repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness, other than (i) scheduled payments of interest or principal (provided no Default or Event of Default shall have occurred and be continuing), (ii) any intercompany Indebtedness between or among the Company and/or any Restricted Subsidiaries or (iii) any payments permitted to be made pursuant to Section 9.4 (Limitation on Transactions with Shareholders and Affiliates) of the Indenture; or

(d)	make any Investments (other than Permitted Investments);

unless, at the time of, and after giving affect to, the proposed Restricted Payment.

47.	The Company will furnish to the Trustee:

(a)
as soon as available, but in any event within 120 days after the end of each fiscal year (December 31) of the Company, a copy of the consolidated balance sheet of the Company as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, audited by independent accountants selected by the Company and of internationally recognized standing;

(b)
as soon as available, but in any event within 75 days after the end of each of the first three fiscal quarters of the Company, a copy of the unaudited consolidated balance sheet of the Company as of the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company for such quarter and the portion of the fiscal year through such date; and

(c)
concurrently with the delivery of the financial statements for each fiscal year and the second fiscal quarter of the Company referred to in clauses (a) and (b), respectively above, a certificate of the Company’s general manager or Chief Financial Officer certifying the calculation of the Leverage Ratio and the Interest Expense Coverage Ratio; and

(d)
concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the general manager or chief financial officer of the Company stating (i) whether, to the best of such officer’s knowledge, anything came to his or her attention to cause him or her to believe that there existed on the date of such statements a Default or an Event of Default, and if so, specifying the nature and period of existence thereof.

Exhibit B-13

All of the financial statements referred to in (a) and (b) above are to be complete and correct in all material respects, to be prepared in reasonable detail and in accordance with Argentine GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages.

48.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

49.
The Company will use reasonable efforts to notify the Trustee by facsimile or electronic mail (receipt confirmed telephonically or by electronic mail or electronic mail receipt) promptly after it becomes aware of the occurrence of any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default. Each notice given pursuant to this paragraph shall be accompanied by a certificate of an Officer of the Company setting forth the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

50.
The Company will use its reasonable best efforts to obtain and maintain a listing on the Buenos Aires Stock Exchange, the admission to trading on the Mercado Abierto Electrónico S.A., a listing on the Luxembourg Stock Exchange and the admission to trading on the Euro MTF market of the Luxembourg Stock Exchange. In the event that the Notes are admitted to trading on Euro MTF, the Company will use commercially reasonable efforts to maintain such listing; provided that the Company may terminate such listing and delist the Notes from Euro MTF if it determines that the provisions of the European Transparency Obligations Directive (2003/2004/COD) or other applicable legislation becomes unduly onerous or burdensome, in which case the Company will use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation for the Notes by another listing authority, exchange and/or system within or outside the European Union, as it may decide and to the extent feasible.

51.
Except as otherwise permitted under the Indenture and referred to below under Section 9.16 (Limitations on Mergers, Consolidations, Sales and Conveyances) of the Indenture, the Company, at all times, will do all things necessary to preserve and keep in full force and effect its corporate existence and preserve and keep in full force and effect in all respects all material licenses and permits necessary to the proper conduct of its business and its rights (charter and statutory) and franchises and such rights and franchises of its Restricted Subsidiaries necessary to the proper conduct of the business of the Company and such Subsidiaries, as a whole.

52.	The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business.

53.
The Company will cause all material tangible properties used in the conduct of its business or the business of any of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the Company’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that this covenant will not prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is desirable in the conduct of its business and the business of its Subsidiaries taken as a whole and not adverse in any material respect to the holders of the Notes.

54.
The Company will, and will cause each of its Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by electricity distribution companies, subject to any applicable laws and regulations of Argentina.

Exhibit B-14

55.
The Company will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or its Subsidiaries; provided, however, that neither the Company nor any Subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim which is being contested in good faith and, if appropriate, by appropriate legal proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, to the extent required by Argentine GAAP.

56.	The Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary under the Indenture if:

(a)	the Restricted Subsidiary is not a Significant Subsidiary;

(b)	no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation;

(c)	such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Indebtedness of, or any Lien on any property of, the Company or any Restricted Subsidiary; and

(d)
the Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 9.4 (Limitation on Transactions with Shareholders and Affiliates) of the Indenture.

If the Subsidiary being designated as an Unrestricted Subsidiary is, at the time of designation, a Restricted Subsidiary, the consequences set forth in paragraph (c) apply. Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

57.
(a)  A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph 66 above will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph 69.

(b)	the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

58.	Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

(a)
all existing Investments of the Company and the Restricted Subsidiaries therein valued at the Company’s proportional share of the fair market value of its assets less liabilities will be deemed made at that time;

(b)
all existing Indebtedness of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(c)	all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time; and

(d)	it will cease to be subject to the provisions of the Indenture and the Notes as a Restricted Subsidiary.

59.	Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

(a)	all of its Indebtedness and Disqualified Stock will be deemed incurred at that time for purposes of Section 9.2 (Limitations on Indebtedness) of the Indenture;

Exhibit B-15

(b)
Investments therein previously charged under Section 9.5 (Limitation on Restricted Payments) of the Indenture, as adjusted to reflect any change in the Company’s proportional share of the fair market value of its assets less liabilities, will be credited thereunder; and

(c)	it will thenceforward be subject to the provisions of the Indenture and the Notes as a Restricted Subsidiary.

Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary shall, unless so noted by the Company, be deemed to include the designation of all of the Subsidiaries of such Subsidiary. Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a copy of the resolutions of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions, not later than the next succeeding delivery of financial statements as required under Section 9.6 (Delivery of Financial Statements) of the Indenture.

60.
Notwithstanding the foregoing, the obligations of the Company and its Restricted Subsidiaries to comply with the covenants described above under the Sections 9.2 (Limitations on Indebtedness), 9.3 (Limitations on Asset Sales) and 9.5 (Limitation on Restricted Payments) (collectively, the Suspended Covenants) will be suspended and cease to have any further effect during the period (the Suspended Period) from and after the first date that either (a) the Company attains from at least one of the Rating Agencies, a rating on its long-term debt denominated in currencies other than pesos that is Investment Grade or (b) the Leverage Ratio (as certified by the Company’s auditors) is equal to or lower than 2.5 and until, as applicable, the date (the Reversion Date) on which either (i) none of the Rating Agencies provide the Company’s non-Peso denominated long-term debt an Investment Grade rating or (ii) the Leverage Ratio is greater than 2.5. On the Reversion Date, the Company and its Restricted Subsidiaries’ obligation to comply with the Suspended Covenants shall be reinstated; provided, however, that the Suspended Covenants will not be of any effect with regard to actions of the Company or its Restricted Subsidiaries taken during the Suspension Period, and no Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

61.
On the Reversion Date, all Indebtedness incurred while the Suspended Covenants were suspended will be classified to have been incurred pursuant to one of the paragraphs set forth in Section 9.2 (Limitations on Indebtedness) of the Indenture (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 9.2 (Limitations on Indebtedness) of the Indenture such Indebtedness will be deemed to have been outstanding on the Issuance Date, so that it is classified as permitted under paragraph (a) of Section 9.2 (Limitations on Indebtedness) of the Indenture.

62.
The Company will not enter into any merger, consolidation, spin-off or reorganization with any Person (whether or not the Company is the surviving or continuing Person) or sell, assign, transfer or otherwise convey or dispose of all or substantially all of its and its Restricted Subsidiaries’ assets, taken as a whole, whether by one transaction or a series of transactions, to any Person unless:

(a)	the surviving or transferee Person (if not the Company) is a sociedad anónima organized under the laws of Argentina;

(b)
the surviving or transferee Person (if not the Company) shall have expressly assumed, by a document executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;

Exhibit B-16

(c)
immediately after giving effect to such transaction or series of transactions on a pro forma basis, (A) no Default or Event of Default shall have occurred and be continuing, and (B) the Leverage Ratio of the Company or such surviving entity will be equal to or lower than the Leverage Ratio of the Company immediately prior to such transaction, as certified by the Company’s auditors;

(d)
the rating of the Notes by any Rating Agency shall not have been downgraded as a result of such transaction or series of transactions within sixty (60) days of the public announcement of such transaction or series of transactions; and

(e)
the surviving or transferee Person shall have delivered to the Trustee an Officers’ Certificate stating that such merger, consolidation, sale, assignment, transfer or other conveyance or disposition complies with this covenant and the Indenture.

63.
Upon the occurrence of any of the transactions permitted by the preceding paragraph, the surviving or transferee Person (if not the Company) will succeed to and become substituted for the Company, and may exercise every right and power of the Company, with the same effect as if it had been named in the Notes and the Indenture. Following such transaction, the Company will be released from its liability as obligor on the Notes and under the Indenture.

64.	In the event of any such sale, assignment, transfer, conveyance or disposition, the Company, as the predecessor entity, may be dissolved, wound-up or liquidated at any time thereafter.

65.
All payments of principal, premium or interest by the Company in respect of the Notes will be made without deduction or withholding for or on account of any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf any Argentine Tax Jurisdiction (Argentine Taxes), unless the Company is compelled by law to deduct or withhold such Argentine Taxes. In any such event, the Company will pay such additional amounts (Additional Amounts) in respect of Argentine Taxes as may be necessary to ensure that the amounts received by holders and beneficial owners of such Notes after such withholding or deduction will equal the respective amounts that would have been received in respect of such Notes in the absence of such withholding or deduction, except that no such Additional Amounts will be payable:

a.
to or on behalf of a holder or beneficial owner of a Note that is liable for Argentine Taxes in respect of such Note by reason of having a present or former connection with an Argentine Tax Jurisdiction other than merely the holding or owning of such Note or the enforcement of rights with respect to such Note or the receipt of income or any payments in respect thereof;

b.
to or on behalf of a holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the failure of the holder or beneficial owner of a Note to comply with any certification, identification, information, documentation or other reporting requirement (within 45 calendar days following a written request from the Company to the holder or beneficial owner, as applicable, for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Argentine Taxes; to or on behalf of a holder or beneficial owner of a Note in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

c.	to or on behalf of a holder or beneficial owner of a Note in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

d.	to or on behalf of a holder or beneficial owner of a Note in respect of Argentine Taxes payable otherwise than by withholding from payment of principal of, premium, if any, or interest on the Notes;

Exhibit B-17

e.
to or on behalf of a holder or beneficial owner of a Note in respect of any Taxes that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/E on the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, and January 21, 2003, or any law implementing or complying with, or introduced in order to conform to, such a directive;

f.
to or on behalf of a holder or beneficial owner of a Note in respect of any Taxes that would not have been imposed if presentation for payment of the relevant notes had been made to a paying agent other than the paying agent to which the presentation was made;

g.
to or on behalf of a holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the fact that the holder presented such Note for payment (where presentation is required) more than 30 days after the later of

i.	the date on which such payment became due and

ii.	if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received,

notice to that effect will have been given to the holders by the Trustee; or

h.	any combination of items (a) to (g) above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Notes to any Holder or beneficial owner of a Note who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of an Argentine Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Notes.

66.
The Company will pay any present or future stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Argentine Tax Jurisdiction in respect of the execution, issue, registration or delivery of the Notes or any other document or instrument referred to hereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes and/or any other such document or instrument.

67.
The Company covenants that if the Company or the Trustee or any Paying Agent is required by law to make any deduction or withholding on payments of principal of or interest on the Notes for or on account of any Argentine tax, duty, assessment or other governmental charge, the Company shall, at least 10 Business Days prior to the first payment on which such deduction or withholding is applicable, (and at least 10 Business Days prior to each succeeding payment date or any redemption date or maturity date if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate) deliver to the Trustee (with a copy to any other Paying Agent) an Officer’s Certificate specifying the amount so required to be deducted or withheld and certifying that the Company shall pay such deduction or withholding.

68.
The Company hereby covenants to indemnify the Trustee (and each other Paying Agent) for, and to hold the Trustee harmless against any loss, liability or expense incurred without negligence or bad faith on the Trustee’s part arising out of actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section or the failure of the Trustee to receive on a timely basis such Officer’s Certificate or any information or documentation requested by it or otherwise required by applicable laws or regulations to be obtained, furnished or filed in respect of any tax, duty, assessment or other governmental charge pursuant to the foregoing provisions of Section 9.17 (Payment of Additional Amounts) of the Indenture.

Exhibit B-18

69.
The indemnification obligations of the Company under Section 9.17 (Payment of Additional Amounts) of the Indenture shall survive the payment of the Notes, the termination of the Indenture and the resignation or removal of the Trustee.

70.
If the Company shall at any time act as its own Paying Agent, it will, on or before each payment date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled to such payment a sum sufficient to pay the principal (and premium, if any) or interest due until such sums shall he paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

71.
Whenever the Company shall have one or more Paying Agents, it will, prior to each payment date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. Principal and interest shall be considered paid on the date due if on such date the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with the Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of the Indenture.

72.
The Company will cause each Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 9.18 (Money for Note Payments to be Held in Trust) of the Indenture, that such Paying Agent will:

(a)
hold all sums held by it for the payment of the principal of (and premium, if any) or interest, or any other amounts due on Notes, in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)
give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest or any other amounts due on the Notes; and

(c)	at any time during the continuance of any such default, upon the written request of the Trustee, immediately pay to the Trustee all sums so held in trust by such Paying Agent.

73.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same term as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

74.
Any money deposited with the Trustee or any Paying Agent, or held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note which remains unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of this Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the city of Buenos Aires, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Exhibit B-19

75.
Claims filed in Argentina courts against the Company for payment of principal in respect of the Notes (including Additional Amounts), including actions to enforce judgments obtained from a New York court, shall be prescribed unless made within ten years of the due date for payment of such principal. Claims for the payment of interest, including actions to enforce judgments obtained from a New York court, shall be prescribed unless made within four years of the due date for payment of such interest..

76.	Claims filed in the courts of the State of New York will be subject to the applicable statute of limitations for such claims.

77.	In the event of any foreign exchange restriction or prohibition in Argentina, the Company shall make any and all payments of any Note in U.S. Dollars to be made outside Argentina by:

(a)
purchasing, with pesos, “Bonos Externos Globales de la República Argentina” issued by Argentina and payable in Dollars or any other public or private securities issued in Argentina and denominated in U.S. Dollars, or any other securities (collectively, the Securities) and selling such instruments outside Argentina for U.S. Dollars; or

(b)	any other legal mechanism for the acquisition of U.S. Dollars in any exchange market.

(c)
In addition, in the event of any foreign exchange restriction or prohibition in Argentina, any Holder of Notes may, to the extent legally permitted, elect to receive the payment in an amount equivalent to the Peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for U.S. Dollars in an amount equivalent to the sums due and payable under the Notes. Such payment will discharge and satisfy the Company’s payment obligations to such Holders on such payment date. In each case, all reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency will be borne by the Company.

(d)
In addition, in the event of any restriction or prohibition in Argentina to pay in foreign currency any obligations under the Notes to any Holder of Notes that is a resident in Argentina, the Company shall make its best efforts to obtain the corresponding authorization of the Central Bank to make such payments in U.S. Dollars. However, if such authorization cannot be obtained after reasonable attempts, the Company shall pay such Holder the Peso equivalent amount of the foreign currency amount due on the relevant payment date, or to the extent the Depositary or its nominee, as the Holder of Notes, does not accept Pesos, then we will make such payments of Peso equivalents directly to the Depositary participants holding a beneficial interest in the Notes.

(e)
Such payments in Pesos will be calculated using the U.S. $/ Peso exchange rate quoted by Reuters Screen “ARSVH=” ASK SIDE (Valor Hoy Mercado) at 12:00 p.m. New York City time on the payment date; provided that (i) if the U.S. $/ Peso exchange rate does not appear on such Reuters Screen, the U.S. $/ Peso exchange rate shall mean, with respect to the payment date, the U.S. $/ Peso exchange rate which appears on Bloomberg L.P. (Bloomberg Screen (ARS currency)-ASK SIDE-PCS Composite (NY)) at 12:00 p.m. New York City time on such payment date. Such payment in Pesos will fully discharge and satisfy the Company’s payment obligation to such holder on the payment date and shall not constitute an Event of Default.

Exhibit B-20

78.
Any suit, action or proceeding against the Company or its properties, assets or revenues with respect to the Notes or the Indenture (a Related Proceeding) may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, or in the courts of Argentina that sit in the City of Buenos Aires, or in accordance with the provisions of Section 38 of Decree No. 677/2001, as the person bringing such Related Proceeding may elect in its sole discretion. The Company has consented to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

79.
The Company has agreed that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon CT Corporation System (the Process Agent), and the Company irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in the Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

80.	The Company irrevocably waives trial by jury in any legal action or proceeding relating to the Indenture or the Notes.

81.
The Company will ensure that its obligations under the Notes will at all times constitute direct, unconditional and unsubordinated obligations of the Company ranking at least pari passu in priority of payment, in right of security upon liquidation and in all other respects among themselves and with all other unsecured indebtedness of the Company now or hereafter outstanding, except to the extent that such other indebtedness may be preferred by mandatory provisions of applicable law or subordinated by its terms.

82.	As used herein,

Business Day means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in the city of Buenos Aires.

CNV means Comisión Nacional de Valores (the Argentine National Securities Commission).

Default means any event that, with giving of any notice, the passage of time, or both, would be an Event of Default.

Defaulted Interest means any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date.

Interest Payment Date means April 9 and October 9 of each year, commencing on the first such date to occur after the Issuance Date; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 9 or October 9, as applicable, with no accrual of interest for the period between such date and such immediately succeeding Business Day.

Interest Period means, (a) initially, the period commencing on (and including) the Issuance Date and ending on (but excluding) the first Interest Payment Date and (b) thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Interest Payment Date.

Issuance Date means the date of original issuance of the Notes under the Indenture.

Exhibit B-21

Offering Memorandum means the final offering memorandum relating to the Notes dated October 1, 2007.

Record Date means the end of business on the fifteenth day preceding the applicable Interest Payment Date, whether or not such day is a Business Day; provided that in the event the first Interest Payment Date occurs less than fifteen days after the Issuance Date, the Record Date shall mean the date on or prior to the Issuance Date which shall be specified by the Company.

Restructuring Indenture means the indenture, dated as of April 24, 2006, among the Company and The Bank of New York, as Trustee, Co-Registrar and Paying Agent, and Banco Río de la Plata S.A. as Registrar, Transfer and Paying Agent in Argentina and Representative of the Trustee in Argentina.

Special Record Date for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6 (Payment of Interest; Interest Rights Preserved) of the Indenture.

Exhibit B-22

ANNEX A

FORM OF REGULATION S CERTIFICATE

(For transfers pursuant to Section 3.4(b)(i), (iii) and (v) of the Indenture)

The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attn: Corporate Trust Administration—Global Finance Unit

Re:          U.S. $220,000,000 10.5% Notes due October 9, 2017 (the Notes)

Reference is made to the Indenture, dated October 9, 2007 (the Indenture), between the Company and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the Securities Act) are used herein as so defined.

This certificate relates to U.S. $               principal amount of Notes, which are evidenced by the following certificate(s) (the Specified Notes):

COMMON CODE No(s).

ISIN No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the Undersigned) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the Transferee) who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:

Annex A-1

(1) Rule 904 Transfers

If the transfer is being effected in accordance with Rule 904 of Regulation S:

(A) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B) the offer of the Specified Notes was not made to a person in the United States;

(C) either:

(i)
at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)
the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Notes Market Association or another designated offshore Notes market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)	no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

(E)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2) Rule 144 Transfers

If the transfer is being effected pursuant to Rule 144:

(A)	the transfer is occurring after October 9, 2008 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)	the transfer is occurring after October 9, 2009, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Annex A-2

ANNEX B

FORM OF RESTRICTED NOTES CERTIFICATE

(For transfers pursuant to Section 3.4(b)(ii), (iii) and (v) of the Indenture)

The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attn: Corporate Trust Administration—Global Finance Unit

Re:          U.S. $220,000,000 10.5% Notes due October 9, 2017 (the Notes)

Reference is made to the Indenture, dated October 9, 2007 (the Indenture), between the Company and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the Securities Act) are used herein as so defined.

This certificate relates to U.S. $                principal amount of Notes, which are evidenced by the following certificate(s) (the Specified Notes):

COMMON CODE No(s).

ISIN No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the Undersigned) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the Transferee) who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:

(l) Rule 144A Transfers

If the transfer is being effected in accordance with Rule 144A:

(A)
the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)	the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

Annex B-1

(2) Rule 144 Transfers

If the transfer is being effected pursuant to Rule 144:

(A)	the transfer is occurring after October 9, 2008 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)	the transfer is occurring after October 9, 2009, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Annex B-2

ANNEX C

FORM OF UNRESTRICTED NOTES CERTIFICATE

(For removal of Securities Act legends pursuant to Section 3.4(c)(iv) of the Indenture)

The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attn: Corporate Trust Administration—Global Finance Unit

Re.          U.S. $220,000,000 10.5% Notes due October 9, 2017 (the Notes)

Reference is made to the Indenture, dated October 9, 2007 (the Indenture), between the Company and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the Securities Act) are used herein as so defined.

This certificate relates to U.S. $                principal amount of Notes, which are evidenced by the following certificate(s) (the Specified Notes):

COMMON CODE No(s).

ISIN No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the Undersigned) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act legend pursuant to Section 3.4(c)(iv)of the Indenture. In connection with such exchange, the Owner hereby certifies or has certified that the exchange is occurring after October 9, 2009, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges or has acknowledged that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Annex C-1